Exhibit 99(e)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11
:
DELPHI CORPORATION, et al.,	:	Case No. 05-44481 (RDD)
:
	:	(Jointly Administered)
Debtors.	:
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FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
DELPHI CORPORATION AND CERTAIN AFFILIATES,
DEBTORS AND DEBTORS-IN-POSSESSION
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606
Toll Free: (800) 718-5305
International: (248) 813-2698
John Wm. Butler, Jr. (JB 4711)
George N. Panagakis (GP 0770)
Ron E. Meisler (RM 3026)
Nathan L. Stuart (NS 7872)

Of Counsel
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP	DELPHI CORPORATION
Four Times Square	5725 Delphi Drive
New York, New York 10036	Troy, Michigan 48098
Kayalyn A. Marafioti (KM 9632)	(248) 813-2000
Thomas J. Matz (TM 5986)	David M. Sherbin
Sean P. Corcoran
Karen J. Craft
Attorneys for Debtors and Debtors-in-Possession

Dated:	December 10, 2007 New York, New York

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EXHIBITS

Exhibit 7.3	Restructuring Transactions Notice

Exhibit 7.4(a)	Certificate Of Incorporation For Reorganized Delphi

Exhibit 7.4(b)	Bylaws Of Reorganized Delphi

Exhibit 7.8	Management Compensation Plan

Exhibit 7.11	Investment Agreement

Exhibit 7.14	Exit Financing Engagement Letter And Term Sheet

Exhibit 7.16(a)	Summary Of Terms Of New Common Stock

Exhibit 7.16(b)	Registration Rights Agreement

Exhibit 7.17(a)	Summary Of Terms Of Series A and B New Preferred Stock

Exhibit 7.18(a)	Seven-Year Warrant Agreement

Exhibit 7.18(b)	Six-Month Warrant Agreement

Exhibit 7.18(c)	Ten-Year Warrant Agreement

Exhibit 7.19(a)	Securities Settlement Stipulation

Exhibit 7.19(b)	ERISA Settlement Stipulation

Exhibit 7.19(c)	Insurance Settlement Stipulation

Exhibit 7. 20(a)	Delphi-GM Global Settlement Agreement

Exhibit 7. 20(b)	Delphi-GM Master Restructuring Agreement

Exhibit 7. 21(a)	UAW 1113/1114 Settlement Approval Order

	Exhibit 1	UAW-Delphi-GM Memorandum of Understanding

Exhibit 7. 21(b)	IUE-CWA 1113/1114 Settlement Approval Order

	Exhibit 1	IUE-CWA Memorandum Of Understanding

Exhibit 7. 21(c)	USW 1113/1114 Settlement Approval Order

	Exhibit 1	USW Home Avenue Memorandum Of Understanding

	Exhibit 2	USW Vandalia Memorandum Of Understanding

Exhibit 7. 21(d)	IUOE, IBEW, And IAM 1113/1114 Settlement Agreement Order

	Exhibit 1	IUOE Local 832S Memorandum Of Understanding

	Exhibit 2	IUOE Local 18S Memorandum Of Understanding

	Exhibit 3	IUOE Local 101S Memorandum Of Understanding

	Exhibit 4	IBEW E&S Memorandum Of Understanding

	Exhibit 5	IBEW Powertrain Memorandum Of Understanding

	Exhibit 6	IAM Memorandum Of Understanding

Exhibit 7.24	Retained Causes Of Action

Exhibit 8.1(a)	Executory Contracts And Unexpired Leases To Be Rejected

Exhibit 10.4	Indenture Trustee Substantial Contribution Amount

Exhibit 10.5	Administrative Claim Request Form

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INTRODUCTION
     Delphi Corporation and certain of its direct and indirect subsidiaries, debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 Cases, hereby propose this joint plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to them in Article I.B. of this Plan.
     The subsidiaries of Delphi incorporated outside of the United States are not the subject of the Chapter 11 Cases.
     These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The distributions to be made to holders of Claims and Interests are set forth herein.
     This Plan provides for the substantive consolidation of certain of the Estates, but only for the purposes of voting and making distributions to holders of Claims and Interests under this Plan. Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a holder of a Claim or Interest until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims and Interests. The Disclosure Statement relating to this Plan was approved by the Bankruptcy Court on December 10, 2007, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related matters including, among other things, the securities to be issued under this Plan. ALL HOLDERS OF CLAIMS AND INTERESTS WHO ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.
     Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XIV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke, or withdraw this Plan with respect to such Debtor, one or more times, prior to this Plan’s substantial consummation.
     A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases.

THE DEBTORS
•	ASEC Manufacturing General Partnership, 05-44482

•	ASEC Sales General Partnership, 05-44484

•	Aspire, Inc, 05-44618

•	Delco Electronics Overseas Corporation, 05-44610

•	Delphi Automotive Systems (Holding), Inc., 05-44596

•	Delphi Automotive Systems Global (Holding), Inc., 05-44636

•	Delphi Automotive Systems Human Resources LLC, 05-44639

•	Delphi Automotive Systems International, Inc., 05-44589

•	Delphi Automotive Systems Korea, Inc., 05-44580

•	Delphi Automotive Systems LLC, 05-44640

•	Delphi Automotive Systems Overseas Corporation, 05-44593

•	Delphi Automotive Systems Risk Management Corp., 05-44570

•	Delphi Automotive Systems Services LLC, 05-44632

•	Delphi Automotive Systems Tennessee, Inc., 05-44558

•	Delphi Automotive Systems Thailand, Inc., 05-44586

•	Delphi China LLC, 05-44577

•	Delphi Connection Systems, 05-44624

•	Delphi Corporation, 05-44481

•	Delphi Diesel Systems Corp., 05-44612

•	Delphi Electronics (Holding) LLC, 05-44547

•	Delphi Foreign Sales Corporation, 05-44638

•	Delphi Furukawa Wiring Systems LLC, 05-47452

•	Delphi Integrated Service Solutions, Inc., 05-44623

•	Delphi International Holdings Corp., 05-44591

•	Delphi International Services, Inc., 05-44583

•	Delphi Liquidation Holding Company, 05-44542

•	Delphi LLC, 05-44615

•	Delphi Mechatronic Systems, Inc., 05-44567

•	Delphi Medical Systems Colorado Corporation, 05-44507

•	Delphi Medical Systems Corporation, 05-44529

•	Delphi Medical Systems Texas Corporation, 05-44511

•	Delphi NY Holding Corporation, 05-44480

•	Delphi Receivables LLC, 05-47459

•	Delphi Services Holding Corporation, 05-44633

•	Delphi Technologies, Inc., 05-44554

•	DREAL, Inc., 05-44627

•	Environmental Catalysts, LLC, 05-44503

•	Exhaust Systems Corporation, 05-44573

•	MobileAria, Inc., 05-47474

•	Packard Hughes Interconnect Company, 05-44626

•	Specialty Electronics International Ltd., 05-44536

•	Specialty Electronics, Inc., 05-44539

ARTICLE I
DEFINITIONS, RULES OF
INTERPRETATION, AND COMPUTATION OF TIME
A. Scope Of Definitions
     For purposes of this Plan, except as expressly provided otherwise or unless the context requires otherwise, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.
B. Definitions
     1.1 “503 Deadline” has the meaning ascribed to it in Article 10.4 hereof.
     1.2 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the DIP Facility Revolver Claim, the DIP Facility First Priority Term Claim, the DIP Facility Second Priority Term Claim, an Investment Agreement Claim, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date, Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.
     1.3 “Administrative Claims Bar Date” means the deadline for filing proofs of or requests for payment of Administrative Claims, which shall be 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and except with respect to Professional Claims, which shall be subject to the provisions of Article 10.3 hereof, and except with respect to Investment Agreement Claims, which shall be subject to the provisions of Article 10.2 hereof.
     1.4 “ADR Procedures” means any alternative dispute resolution procedures approved by the Bankruptcy Court prior to the Effective Date, including, but not limited to, those approved in the Amended And Restated Order Under 11 U.S.C. §§ 363, 502, And 503 And Fed. R. Bankr. P. 9019(b) Authorizing Debtors To Compromise Or Settle Certain Classes Of Controversy And Allow Claims Without Further Court Approval, entered June 26, 2007.
     1.5 “Affiliate Debtors” means all the Debtors, other than Delphi.
     1.6 “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

     1.7 “Allowed Claim” means a Claim, or any portion thereof,
          (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim agree may adjudicate such Claim and objections thereto);
          (b) as to which a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, or is allowed by any Final Order of the Bankruptcy Court or by other applicable non-bankruptcy law, but only to the extent that such claim is identified in such proof of claim in a liquidated and noncontingent amount, and either (i) no objection to its allowance has been filed, or is intended to be filed, within the periods of limitation fixed by this Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court, or (ii) any objection as to its allowance has been settled or withdrawn or has been denied by a Final Order;
          (c) as to which no proof of claim has been filed with the Bankruptcy Court and (i) which is Scheduled as liquidated in an amount other than zero and not contingent or disputed, but solely to the extent of such liquidated amount and (ii) no objection to its allowance has been filed, or is intended to be filed, by the Debtors or the Reorganized Debtors, within the periods of limitation fixed by this Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court;
          (d) that is expressly allowed in a liquidated amount in this Plan; or
          (e) that is a Section 510(b) Note Claim, Section 510(b) Equity Claim, or Section 510(b) ERISA Claim; provided that both the Bankruptcy Court and MDL Court shall have approved the MDL Settlements, except to the extent that any such Claim is or becomes a Section 510(b) Opt Out Claim.
     1.8 “Allowed Class . . . Claim” or “Allowed Class . . . Interest” means an Allowed Claim or an Allowed Interest in the specified Class.
     1.9 “Allowed Interest” means an Interest in any Debtor, which has been or hereafter is listed by such Debtor in its books and records as liquidated in an amount and not disputed or contingent; provided, however, that to the extent an Interest is a Disputed Interest, the determination of whether such Interest shall be allowed and/or the amount of any such Interest shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided further, however, that proofs of Interest need not and should not be filed in the Bankruptcy Court with respect to any Interests; and provided further, however, that the Reorganized Debtors, in their discretion, may bring an objection or motion with respect to a Disputed Interest before the Bankruptcy Court for resolution.
     1.10 “Appaloosa” means Appaloosa Management L.P.
     1.11 “Avoidance Claims” means Causes of Action or defenses arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Causes of Action.

     1.12 “Ballot” means each of the ballot forms that is distributed with the Disclosure Statement to holders of Claims and Interests included in Classes that are Impaired under this Plan and entitled to vote under Article VI of this Plan.
     1.13 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the Petition Date.
     1.14 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Cases.
     1.15 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
     1.16 “Bar Date” means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of claim in the Chapter 11 Cases, as the context may require. Except as explicitly provided in the Bar Date Order, the Bar Date was July 31, 2006.
     1.17 “Bar Date Order” means the order entered by the Bankruptcy Court on April 12, 2006, which established the Bar Date, and any subsequent order supplementing such initial order or relating thereto.
     1.18 “Business Day” means any day, excluding Saturdays, Sundays, and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.
     1.19 “Cash” means legal tender of the United States of America and equivalents thereof.
     1.20 “Cash Reserve” means the cash reserved, as determined by the Debtors or the Reorganized Debtors, to pay Administrative Claims, Priority Tax Claims, and as otherwise required by this Plan.
     1.21 “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, non-contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, and whether asserted or assertable directly or derivatively in law, equity, or otherwise, including Avoidance Claims, unless otherwise waived or released by the Debtors or the Reorganized Debtors to the extent such Cause of Action is a Cause of Action held by the Debtors or the Reorganized Debtors.
     1.22 “Certificate” has the meaning ascribed to it in Article 9.5 hereof.

     1.23 “Certificate of Incorporation and Bylaws” means the Certificate of Incorporation and Bylaws (or other similar documents) of Reorganized Delphi, in substantially the forms attached hereto as Exhibit 7.4(a) and Exhibit 7.4(b), respectively.
     1.24 “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 05-44481, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor means the particular case under chapter 11 of the Bankruptcy Code that such Debtor commenced in the Bankruptcy Court.
     1.25 “Claim” means a claim against one of the Debtors (or all or some of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.
     1.26 “Claims Agent” means Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, Attention: Delphi Corporation.
     1.27 “Claims/Interests Objection Deadline” means, as applicable (except for Administrative Claims), (a) the day that is the later of (i) the first Business Day that is at least 120 days after the Effective Date and (ii) as to proofs of claim filed after the Bar Date, the first Business Day that is at least 120 days after a Final Order is entered deeming the late filed claim to be treated as timely filed or (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors without further notice to parties-in-interest.
     1.28 “Class” means a category of holders of Claims or Interests as described in Article III of this Plan.
     1.29 “Confirmation Date” means the date of entry of the Confirmation Order.
     1.30 “Confirmation Hearing” means the hearing before the Bankruptcy Court held under section 1128 of the Bankruptcy Code to consider confirmation of this Plan and related matters, as such hearing may be adjourned or continued from time to time.
     1.31 “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.
     1.32 “Connection Systems Debtors” means, collectively, Packard Hughes Interconnect Company and Delphi Connection Systems, as substantively consolidated for Plan purposes.
     1.33 “Continuing Indemnification Rights” means those Indemnification Rights held by any Indemnitee who is a Released Party, together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date.
     1.34 “Controlled Affiliate” means any Affiliate in which a Debtor (whether directly or indirectly and whether by ownership or share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Affiliate or otherwise to direct or cause the direction of the affairs and policies of such Affiliate.

     1.35 “Creditors’ Committee” means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on October 17, 2005, as reconstituted from time to time.
     1.36 “Cure” means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such lesser amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.
     1.37 “Cure Amount Claim” has the meaning ascribed to it in Article 8.2 of this Plan.
     1.38 “Cure Amount Notice” has the meaning ascribed to it in Article 8.2 of this Plan and the Solicitation Procedures Order.
     1.39 “Cure Claim Submission Deadline” has the meaning ascribed to it in Article 8.2 of this Plan.
     1.40 “DASHI Debtors” means, collectively, Delphi Automotive Systems (Holding), Inc., Delphi Automotive Systems International, Inc., Delphi Automotive Systems Korea, Inc., Delphi Automotive Systems Overseas Corporation, Delphi Automotive Systems Thailand, Inc., Delphi China LLC, Delphi International Holdings Corp., and Delphi International Services, Inc., as substantively consolidated for Plan purposes.
     1.41 “Debtor” means, individually, any of Delphi or the Affiliate Debtors.
     1.42 “Debtors” means, collectively, Delphi and the Affiliate Debtors.
     1.43 “Delphi” means Delphi Corporation, a Delaware corporation, debtor-in-possession in the above-captioned Case No. 05-44481 (RDD) pending in the Bankruptcy Court.
     1.44 “Delphi-DAS Debtors” means, collectively, Delphi Corporation, ASEC Manufacturing General Partnership, ASEC Sales General Partnership, Aspire, Inc., Delphi Automotive Systems LLC, Delphi Automotive Systems Global (Holdings), Inc., Delphi Automotive Systems Human Resources LLC, Delphi Automotive Systems Services LLC, Delphi Foreign Sales Corporation, Delphi Integrated Service Solutions, Inc., Delphi LLC, Delphi NY Holding Corporation, Delphi Receivables LLC, Delphi Services Holding Corporation, Delphi Automotive Systems Risk Management Corp., Delphi Automotive Systems Tennessee, Inc., Delphi Technologies, Inc., Delphi Electronics (Holding) LLC, Delphi Liquidation Holding Company, DREAL, Inc., Environmental Catalysts, LLC, and Exhaust Systems Corporation, as substantively consolidated for Plan purposes.

     1.45 “Delphi-GM Definitive Documents” means the Delphi-GM Global Settlement Agreement, the Delphi-GM Master Restructuring Agreement, each as amended and supplemented, and all attachments and exhibits thereto.
     1.46 “Delphi-GM Global Settlement Agreement” means that certain Global Settlement Agreement between Delphi Corporation, on behalf of itself and certain subsidiaries and Affiliates, and General Motors Corporation, dated September 6, 2007, as amended and supplemented, a copy of which is attached hereto as Exhibit 7.20(a).
     1.47 “Delphi-GM Master Restructuring Agreement” means that certain Master Restructuring Agreement between Delphi Corporation and General Motors Corporation, dated September 6, 2007, as amended and supplemented, a copy of which is attached hereto as Exhibit 7.20(b).
     1.48 “Delphi HRP” means the Delphi Hourly-Rate Employees Pension Plan.
     1.49 “DIP Agent” means the administrative agent for the DIP Lenders as defined in the DIP Credit Agreement.
     1.50 “DIP Credit Agreement” means that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of January 9, 2007, by and among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith.
     1.51 “DIP Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.
     1.52 “DIP Facility First Priority Term Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $250 million term loan facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.
     1.53 “DIP Facility Order” means, collectively, (a) the interim order that was entered by the Bankruptcy Court on October 12, 2005, (b) the final order that was entered by the Bankruptcy Court on October 28, 2005, authorizing and approving the DIP Facility and the agreements related thereto, (c) the order that was entered by the Bankruptcy Court on January 5, 2007, authorizing the Debtors to refinance the DIP Facility, and (d) any and all orders entered by the Bankruptcy Court authorizing and approving the amendments to the DIP Credit Agreement.
     1.54 “DIP Facility Revolver Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $1.75 billion revolving lending facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.

     1.55 “DIP Facility Second Priority Term Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $2.5 billion term loan facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.
     1.56 “DIP Lenders” means the lenders and issuers from time to time party to the DIP Credit Agreement.
     1.57 “Direct Subscription Shares” shall have the meaning ascribed to such term in the Investment Agreement.
     1.58 “Disallowed Claim” means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or a settlement, (b) a Claim or any portion thereof that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) a Claim or any portion thereof that is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.
     1.59 “Disallowed Interest” means an Interest or any portion thereof that has been disallowed by a Final Order or a settlement.
     1.60 “Disbursing Agent” means Reorganized Delphi, or any Person designated by it, in its sole discretion, to serve as a disbursing agent under this Plan.
     1.61 “Disclosure Statement” means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time, all as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.
     1.62 “Discount Oversubscription Right” means a right to subscribe for shares of New Common Stock not otherwise purchased by the exercise of Discount Rights pursuant to the Discount Rights Offering as detailed, and at the price per share set forth, in Article 7.15(a) of this Plan.
     1.63 “Discount Right” means a Right issued pursuant to the Discount Rights Offering.
     1.64 “Discount Rights Offering” means the offer and sale by Reorganized Delphi pursuant to an SEC registered rights offering whereby Discount Rights Offering Eligible Holders shall be offered, on a proportionate basis, the Right to purchase in the aggregate up to 41,026,309 shares of New Common Stock, in exchange for a Cash payment equal to $38.39 per share of New Common Stock.
     1.65 “Discount Rights Offering Eligible Holders” means holders of General Unsecured Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b)

ERISA Claims on the Rights Offering Record Date or transferees receiving such holders’ Discount Rights.
     1.66 “Disputed Claim” or “Disputed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, nor an Allowed Interest nor a Disallowed Interest, as the case may be.
     1.67 “Distribution Date” means the date, selected by the Reorganized Debtors, upon which distributions to holders of Allowed Claims and Allowed Interests entitled to receive distributions under this Plan shall commence; provided, however, that the Distribution Date shall occur as soon as reasonably practicable after the Effective Date, but in any event no later than 30 days after the Effective Date.
     1.68 “Distribution Reserve” means, as applicable, one or more reserves of New Common Stock, New Warrants, or Oversubscription Cash, for distribution to holders of Allowed Claims or Allowed Interests in the Chapter 11 Cases to be reserved pending allowance of Disputed Claims or Disputed Interests in accordance with Article 9.8 of this Plan.
     1.69 “Effective Date” means the Business Day determined by the Debtors on which all conditions to the consummation of this Plan set forth in Article 12.2 of this Plan have been either satisfied or waived as provided in Article 12.3 of this Plan and the day upon which this Plan is substantially consummated.
     1.70 “Employee-Related Obligation” means a Claim of an employee of one or more of the Debtors, in his or her capacity as an employee of such Debtor or Debtors, for wages, salary, commissions, or benefits and (i) for which the filing of a proof of claim was not required by the Bar Date Order or (ii) reflected in the Debtors’ books and records as of the date of the commencement of the hearing on the Disclosure Statement, evidenced by a timely filed proof of claim, or listed in the Schedules (other than as “disputed”).
     1.71 “Environmental Obligation” means a Claim (a) arising from a violation of, or compliance with, U.S. federal, state, local and non-U.S. environmental and occupational safety and health laws and regulations or incurred in connection with cleanup of environmental contamination, including by a Debtor as a potentially responsible party, or (b) reflected in the Debtors’ books and records as of the date of the commencement of the hearing on the Disclosure Statement, evidenced by a timely filed proof of claim, or listed in the Schedules (other than as “disputed”).
     1.72 “Equity Committee” means the official committee of equity security holders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on April 28, 2006, as reconstituted from time to time.
     1.73 “ERISA” means Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461 and 26 U.S.C. §§ 401-420, as amended.
     1.74 “ERISA Plaintiffs” means, collectively, Gregory Bartell, Thomas Kessler, Neal Folck, Donald McEvoy, Irene Polito, and Kimberly Chase-Orr on behalf of participants in the Debtors and their subsidiaries’ defined contribution employee benefit pension plans that invested in Delphi common stock, as styled in the MDL Actions.

     1.75 “ERISA Settlement” means that certain settlement of the ERISA-related MDL Actions, attached hereto as Exhibit 7.19(b).
     1.76 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.
     1.77 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.
     1.78 “Exercising Creditor” means a Discount Rights Offering Eligible Holder who exercises its Discount Rights.
     1.79 “Exhibit” means an exhibit annexed either to this Plan or as an appendix to the Disclosure Statement.
     1.80 “Exhibit Filing Date” means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least ten days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.
     1.81 “Existing Common Stock” means shares of common stock of Delphi that are authorized, issued, and outstanding prior to the Effective Date.
     1.82 “Existing Securities” means, collectively, the Senior Notes, the Subordinated Notes, and the Existing Common Stock.
     1.83 “Exit Financing Arrangements” means the new financing arrangements pursuant to the terms of (a) the exit financing term sheets, as the same may be amended, modified, or supplemented from time to time, copies of which are attached hereto as Exhibit 7.14, and (b) any and all additional documents related thereto.
     1.84 “Face Amount” means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the holder of a Claim in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law , (b) when used in reference to an Allowed Claim (other than a TOPrS Claim), the allowed amount of such Claim (including applicable Postpetition Interest), and (c) when used in reference to the TOPrS Claims, 90% of principal and accrued prepetition interest of such TOPrS Claims.
     1.85 “Final Order” means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted.

     1.86 “Flow-Through Claim” means a claim arising from (a) an Ordinary Course Customer Obligation to a customer of Delphi as of the date of the commencement of the hearing on the Disclosure Statement, (b) an Environmental Obligation (excluding those environmental obligations that were settled or capped during the Chapter 11 Cases (to the extent in excess of the capped amount)), (c) an Employee-Related Obligation (including worker compensation and unemployment compensation claims) asserted by an hourly employee that is not otherwise waived pursuant to the Union Settlement Agreements, (d) any Employee-Related Obligation asserted by a salaried, non-executive employee who was employed by Delphi as of the date of the commencement of the hearing on the Disclosure Statement, (e) any Employee-Related Obligation asserted by a salaried executive employee who was employed by Delphi as of the date of the commencement of the hearing on the Disclosure Statement and has entered into a new employment agreement as described in Article 7.8 of this Plan, and (f) litigation exposures and other liabilities arising from litigation that are covered by insurance, but only in the event that the party asserting the litigation ultimately agrees to limit its recovery to available insurance proceeds; provided, however, that all Estate Causes of Action and defenses to any Flow-Through Claim shall be fully preserved.
     1.87 “General Unsecured Claim” means any Claim, including a Senior Note Claim, a TOPrS Claim, or a SERP Claim, that is not otherwise an Administrative Claim, Priority Tax Claim, Secured Claim, Flow-Through Claim, GM Claim, Section 510(b) Note Claim, Intercompany Claim, Section 510(b) Equity Claim, Section 510(b) ERISA Claim, Section 510(b) Opt Out Claim, or Intercompany Claim.
     1.88 “GM” means General Motors Corporation.
     1.89 “GM Claim” means any Claim of GM, excluding any Claim arising as a result of the IRC Section 414(l) Transfer, all Flow-Through Claims of GM, and all other Claims and amounts to be treated in the normal course or arising, paid, or treated pursuant to the Delphi-GM Definitive Documents (including the “GM Surviving Claims” as defined in the Delphi-GM Global Settlement Agreement), but shall otherwise include all claims asserted in GM’s proof of claim.
     1.90 “GM HRP” means the GM Hourly-Rate Employees Pension Plan.
     1.91 “GM Note(s)” means the note(s) provided to GM in an amount not exceeding $750 million which shall have the terms set forth in the Delphi-GM Settlement Agreement.
     1.92 “Holdback Amount” means the amounts withheld by the Debtors as of the Confirmation Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.
     1.93 “Holdback Escrow Account” means the escrow account into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.
     1.94 “IAM” means the International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78.

     1.95 “IAM Memorandum of Understanding” means that certain memorandum of understanding, dated July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IAM, Delphi, and GM, and all attachments and exhibits thereto.
     1.96 “IBEW” means the International Brotherhood of Electrical Workers and its Local 663.
     1.97 “IBEW E&S Memorandum of Understanding” means that certain memorandum of understanding, dated July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IBEW and its Local 663 relating to Delphi Electronics and Safety, Delphi, and GM, and all attachments and exhibits thereto.
     1.98 “IBEW Powertrain Memorandum of Understanding” means that certain memorandum of understanding, dated July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IBEW and its Local 663 relating to Delphi Powertrain, Delphi, and GM, and all attachment and exhibits thereto.
     1.99 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.100 “Indemnification Rights” means obligations of the Debtors, if any, to indemnify, reimburse, advance, or contribute to the losses, liabilities, or expenses of an Indemnitee pursuant to the Debtor’s certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for, or on behalf of the Debtors.
     1.101 “Indemnitee” means all current and former directors, officers, employees, agents, or representatives of the Debtors who are entitled to assert Indemnification Rights.
     1.102 “Indenture Trustees” means the Senior Notes Indenture Trustee and the Subordinated Notes Indenture Trustee.
     1.103 “Indentures” means the Senior Notes Indenture and the Subordinated Notes Indenture.
     1.104 “Insurance Coverage”
     has the meaning ascribed to it in Article 11.12 of this Plan.
     1.105 “Insurance Settlement” means that certain agreement among Delphi, certain insured officers and directors, and certain insurance carriers resolving certain insurance claims related to the MDL Actions, a copy of which is attached hereto as Exhibit 7.19(c).
     1.106 “Intercompany Claim” means a Claim by a Debtor, a Controlled Affiliate of a Debtor, or a non-Debtor Controlled Affiliate against another Debtor, Controlled Affiliate of a Debtor, or non-Debtor Controlled Affiliate.
     1.107 “Intercompany Executory Contract” means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and one or more non-Debtor Controlled Affiliates.

     1.108 “Intercompany Unexpired Lease” means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and one or more non-Debtor Controlled Affiliates.
     1.109 “Interest” means the legal, equitable, contractual, and other rights of any Person with respect to Existing Common Stock, Other Interests, or any other equity securities of, or ownership interests in, Delphi or the Affiliate Debtors.
     1.110 “Investment Agreement” means that Equity Purchase and Commitment Agreement (including any Transaction Agreements (as defined therein)) between the Plan Investors and Delphi, a copy of which is attached hereto as Exhibit 7.11, as the same may be amended, modified, or supplemented from time to time, and all documents executed in connection therewith.
     1.111 “Investment Agreement Claims” means all Claims arising under the Investment Agreement that have been allowed under sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code pursuant to the Investment Agreement Order.
     1.112 “Investment Agreement Order” means the order authorizing and approving the Investment Agreement entered by the Bankruptcy Court on December 10, 2007.
     1.113 “IRC” means the Internal Revenue Code of 1986, as amended.
     1.114 “IRC Section 414(l) Transfer” means the transaction through which the GM HRP shall assume from Delphi $1.5 billion of net pension obligations pursuant to a transaction under the terms of the Delphi-GM Definitive Documents, IRC section 414(l), and Section 208 of ERISA.
     1.115 “IUE-CWA” means the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and its applicable local unions.
     1.116 “IUE-CWA 1113/114 Settlement Approval Order” means the order entered by the Bankruptcy Court on August 16, 2007 approving the IUE-CWA-Delphi-GM Memorandum of Understanding.
     1.117 “IUE-CWA Benefit Guarantee” means the benefit guarantee agreement between GM and the IUE-CWA, dated November 13, 1999.
     1.118 “IUE-CWA Benefit Guarantee Term Sheet” means that term sheet, attached as Attachment B to the IUE-CWA-Delphi-GM Memorandum of Understanding, which sets forth the agreement of GM, Delphi, and the IUE-CWA regarding the freeze of the Delphi HRP, Delphi’s cessation of post-retirement health care benefits and employer-paid post-retirement life insurance benefits, and the terms of a consensual triggering and application of the IUE-CWA Benefit Guarantee.
     1.119 “IUE-CWA-Delphi-GM Memorandum of Understanding” means that certain memorandum of understanding, dated August 5, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUE-CWA, Delphi, and GM, and all attachments and exhibits thereto and all IUE-CWA-Delphi collective bargaining agreements referenced therein as modified.
     1.120 “IUOE” means the International Union of Operating Engineers Locals 832S, 18S, and 101S, and their affiliated entities.
     1.121 “IUOE Local 18S Memorandum of Understanding” means that certain memorandum of understanding, dated August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUOE 18S, Delphi, and GM, and all attachments and exhibits thereto.
     1.122 “IUOE Local 101S Memorandum of Understanding” means that certain memorandum of understanding, dated August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUOE Local 101S, Delphi, and GM, and all attachments and exhibits thereto.
     1.123 “IUOE Local 832S Memorandum of Understanding” means that certain memorandum of understanding dated August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUOE Local 832S, Delphi, and GM, and all attachments and exhibits thereto.
     1.124 “IUOE-IBEW-IAM OPEB Term Sheet” means that term sheet, attached as Attachment B to the IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IAM Memorandum of Understanding, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, and IUOE Local 832S Memorandum of Understanding, regarding Delphi’s cessation of post-retirement health care benefits and employer-paid post retirement life insurance benefits and GM’s agreement to provide certain post retirement benefits to certain retired employees currently receiving such benefits from Delphi and other active employees who may become eligible for OPEB in accordance therewith.
     1.125 “IUOE, IBEW, And IAM 1113/1114 Settlement Approval Order” means the order entered by the Bankruptcy Court on August 16, 2007 approving the IAM Memorandum of Understanding, IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, and IUOE Local 832S Memorandum of Understanding.
     1.126 “Joint Claims Oversight Committee” means the committee established on the Effective Date or as soon thereafter as practicable to monitor claims administration, provide guidance to the Reorganized Debtors, and address the Bankruptcy Court if such committee disagrees with the Reorganized Debtors’ determinations requiring claims resolution.
     1.127 “Lead Plaintiffs” means, collectively, Teachers’ Retirement System of Oklahoma, Public Employees’ Retirement System Of Mississippi, Raiffeisen Kapitalanlage-Gesellschaft m.b.H, and Stichting Pensioenfonds ABP, as styled in the MDL Actions.
     1.128 “Management Compensation Plan” means those certain plans by which Reorganized Delphi shall implement a management compensation program for certain members of management, directors, and other employees on and after the Effective Date, as set forth on Exhibit 7.8 hereto.

     1.129 “Material Supply Agreement” means any agreement to which any of the Debtors is a party and pursuant to which the Debtors purchase materials which are directly incorporated into one or more of the Debtors’ products.
     1.130 “MDL Actions” means those certain actions consolidated in that certain multi-district litigation proceeding captioned In re Delphi Corporation Securities, Derivative & ERISA Litigation, MDL No. 1725 (GER), pending in the United States District Court for the Eastern District of Michigan, related to certain actions for damages arising from the purchase or sale of the Senior Notes, the TOPrS, the Subordinated Notes, or Existing Common Stock, for violations of the securities laws, for violations of ERISA, misrepresentations, or any similar Claims.
     1.131 “MDL Court” means the United States District Court for the Eastern District of Michigan.
     1.132 “MDL Group” has the meaning ascribed to it in Article 7.15(a)(iv) of this Plan.
     1.133 “MDL Settlements” means, collectively, the ERISA Settlement, the Securities Settlement, and the Insurance Settlement.
     1.134 “Michigan Statutory Rate” means 4.845% as provided for in Michigan Compiled Laws § 600.6013(8), and shall be calculated on a non-compounding basis, commencing as of the Petition Date.
     1.135 “New Common Stock” means the shares of new common stock of Reorganized Delphi, authorized under Article 7.16 of the Plan and under the Certificate of Incorporation of Reorganized Delphi.
     1.136 “New Preferred Stock” means the shares of preferred stock of Reorganized Delphi authorized under Article 7.17 of this Plan and under the Certificate of Incorporation of Reorganized Delphi.
     1.137 “New Warrants” means the Seven-Year Warrants, the Sixth-Month Warrants, and the Ten-Year Warrants.
     1.138 “Non-exercising Creditor” means a Discount Rights Offering Eligible Holder who does not exercise or transfer its Discount Rights.
     1.139 “Non-Represented Term Sheet” means the Term Sheet – Delphi Cessation and GM Provision of OPEB For Certain Non-Represented Delphi Employees and Retirees entered into between Delphi and GM, dated August 3, 2007.
     1.140 “OPEB” means other post-employment benefits obligations.
     1.141 “Ordinary Course Customer Obligation” means any Claim of a customer to which Delphi supplies goods or services, which Claim arises from ordinary course customer/supplier obligations owing between Delphi and a customer including recall, product liability, and warranty obligations.

     1.142 “Ordinary Course Professionals Order” means the order entered by the Bankruptcy Court on November 4, 2005 authorizing the retention of professionals utilized by the Debtors in the ordinary course of business.
     1.143 “Other Executory Contract” means any executory contract, other than a Material Supply Agreement and Other Unexpired Lease, to which any of the Debtors is a party.
     1.144 “Other Interests” means all options, warrants, call rights, puts, awards, or other agreements to acquire Existing Common Stock.
     1.145 “Other Unexpired Lease” means any unexpired lease, other than a Material Supply Agreement and Other Executory Contract, to which any of the Debtors is a party.
     1.146 “Oversubscription Cash” means the product of (a) $0.25 and (b) the number of Discount Oversubscription Rights that have been exercised.
     1.147 “Par Value Right” means a Right issued pursuant to the Par Value Rights Offering.
     1.148 “Par Value Rights Offering” means the offer and sale by Reorganized Delphi pursuant to an SEC-registered rights offering whereby holders of Existing Common Stock on the Rights Offering Record Date shall be offered, on a proportionate basis, the opportunity to purchase in the aggregate up to 21,680,996 shares of the New Common Stock in exchange for a Cash payment equal to $59.61 per share of New Common Stock.
     1.149 “PBGC” means the Pension Benefit Guaranty Corporation.
     1.150 “Periodic Distribution Date” means, as applicable, (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.
     1.151 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.
     1.152 “Petition Date” means, as applicable, (a) October 8, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date or (b) October 14, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date.
     1.153 “Plan” means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all exhibits, supplements, appendices, and schedules hereto, either in its or their present form or as the same may be further altered, amended, or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

     1.154 “Plan Equity Value” has the meaning ascribed to it in Article 5.3(a) of this Plan.
     1.155 “Plan Investors” means A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman Sachs & Co., and Pardus DPH Holding LLC.
     1.156 “Postpetition Interest” means, with respect to:
     (a) Priority Tax Claims, interest accruing from the Petition Date through the earlier of the Confirmation Date or January 31, 2008 at the non-penalty rate set forth in the applicable state or federal law governing such Priority Tax Claims; and
     (b) General Unsecured Claims (excluding TOPrS), interest accruing from the Petition Date through the earlier of the Confirmation Date or January 31, 2008 at the applicable contractual non-default rate (subject to the procedures described in the Solicitation Procedures Order) and, if there is no contract rate, at the Michigan Statutory Rate.
For the avoidance of doubt, Postpetition Interest shall not be paid on the following Claims: Administrative Claims (unless interest is to be paid in the ordinary course of business under the contractual obligations giving rise to the Administrative Claim), TOPrS Claims, the GM Claim, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b) ERISA Claims.
     1.157 “Postpetition Interest Rate Determination Notice” means a notice, in the form approved by the Bankruptcy Court in the Solicitation Procedures Order, to be returned to the Claims Agent no later than the Voting Deadline, requesting that the applicable rate of Postpetition Interest be established pursuant to the procedures described in the Solicitation Procedures Order. The Postpetition Interest Rate Determination Notice shall (a) identify the Claim and the requested rate of interest applicable to such Claim and (b) attach documentation supporting the payment of such rate of interest for each Claim.
     1.158 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
     1.159 “Pro Rata” means, (a) with respect to Claims, at any time, the proportion that the Face Amount of a Claim in a particular Class or Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise and (b) with respect to Interests, at any time, the proportion that the number of Interests held by a certain Interest holder in a particular Class or Classes bears to the aggregate number of all Interests (including Disputed Interests, but excluding Disallowed Interests) in such Class or Classes.
     1.160 “Professional” means any Person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Person retained pursuant to the Ordinary Course Professionals Order.

     1.161 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.
     1.162 “Professional Fee Order” means the order entered by the Bankruptcy Court on November 4, 2005, authorizing the interim payment of Professional Claims subject to the Holdback Amount.
     1.163 “Registration Rights Agreement” means the agreement, a form of which is attached hereto as Exhibit 7.16(b), whereby Reorganized Delphi shall be obligated to register certain shares of New Common Stock and New Preferred Stock pursuant to the terms and conditions of such agreement.
     1.164 “Registration Statement” means the registration statement filed by Delphi with the SEC on Form S-1 and under the Securities Act relating to the issuance of the Rights and New Common Stock to be issued in connection with the Rights Offerings, and the New Warrants and New Common Stock underlying the New Warrants, as the same may be amended, modified, or supplemented from time to time.
     1.165 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of a Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of a Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of a Claim for any damages incurred as a result of any reasonable reliance by such holder of a Claim on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of a Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to achieve Reinstatement.
     1.166 “Released Parties” means, collectively, (a) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case in their respective capacities as of the date of the commencement of the hearing on the Disclosure Statement, (b) the Creditors’ Committee and all current and former members of the Creditors’ Committee in their respective capacities as such, (c) the Equity Committee and all current and former members of the Equity Committee in their respective capacities as such, (d) the DIP Agent in its capacity as such, (e) the DIP Lenders solely in their capacities as such, (f) all Professionals, (g) the Unions and current or former members, officers, and committee members of the Unions, (i) the Indenture Trustees, in their capacities as such, and (j) with respect to each of the above-named Persons, such Person’s affiliates, advisors, principals, employees, officers, directors, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, agents, and other representatives and professionals.
     1.167 “Reorganized . . . ” means the applicable Debtor from and after the Effective Date.
     1.168 “Reorganized Debtor” or “Reorganized Debtors” means, individually, any Debtor and, collectively, all Debtors, in each case from and after the Effective Date.
     1.169 “Restructuring Debtors” means those Debtors that shall be the subject of a Restructuring Transaction under this Plan.
     1.170 “Restructuring Transaction(s)” means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor or non-Debtor Affiliate directly owned by a Debtor merges with or transfers some or substantially all of its assets and liabilities to a Reorganized Debtor or its Affiliates, on or following the Confirmation Date, as set forth in the Restructuring Transaction Notice.
     1.171 “Restructuring Transaction Notice” means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date, a copy of which is attached as Exhibit 7.3 to this Plan, listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions and attaching the relevant form consolidation or dissolution documents.
     1.172 “Retained Actions” means all Claims, Causes of Action, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtor’s Estate may hold against any Person, including, without limitation, Claims and Causes of Action brought prior to the Effective Date or identified in the Schedules, other than Claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof. A non-exclusive list of Retained Actions is attached hereto as Exhibit 7.24.
     1.173 “Right” means, as applicable, a right issued pursuant to the Discount Rights Offering or the Par Value Rights Offering.
     1.174 “Rights Offering Record Date” means the date of the commencement of the Confirmation Hearing.
     1.175 “Rights Offerings” means, collectively, the Discount Rights Offering and the Par Value Rights Offering.
     1.176 “Scheduled” means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.
     1.177 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, which incorporate by reference the global notes and statement of limitations, methodology, and disclaimer regarding the Debtors’ schedules and statements, as such schedules or statements have been or may be further modified, amended, or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

     1.178 “Search Committee” means the committee established to interview and select certain members of the board of directors of Reorganized Delphi.
     1.179 “Section 510(b) Equity Claim” means any Cause of Action consolidated in the MDL Actions related to any claim against the Debtors (a) arising from the rescission of a purchase or sale of any Existing Common Stock, (b) for damages arising from the purchase or sale of Existing Common Stock, and (c) for alleged violations of the securities laws, misrepresentations, or any similar Claims related to the Existing Common Stock.
     1.180 “Section 510(b) ERISA Claim” means any Cause of Action consolidated in the MDL Actions arising from the alleged violation of ERISA.
     1.181 “Section 510(b) Note Claim” means any Cause of Action consolidated in the MDL Actions related to any claim against the Debtors (a) arising from the rescission of a purchase or sale of any Senior Notes, Subordinated Notes, or TOPrS, (b) for damages arising from the purchase of Senior Notes, Subordinated Notes, or TOPrS, and (c) for alleged violations of the securities laws, misrepresentations, or any similar Claims related to the Senior Notes, Subordinated Notes, or TOPrS.
     1.182 “Section 510(b) Opt Out Claim” means any Section 510(b) Opt Out Note Claim or Section 510(b) Opt Out Equity Claim.
     1.183 “Section 510(b) Opt Out Equity Claim” means any Section 510(b) Equity Claim, the holder of which has opted not to participate in the Securities Settlement pursuant to the procedures set forth in the “Notice of Settlement” approved by the MDL Court.
     1.184 “Section 510(b) Opt Out Note Claim” means any Section 510(b) Note Claim, the holder of which has opted not to participate in the Securities Settlement pursuant to the procedures set forth in the “Notice of Settlement” approved by the MDL Court.
     1.185 “Secured Claim” means a Claim, other than the DIP Facility Revolver Claim, DIP Facility First Priority Term Claim, or DIP Facility Second Priority Term Claim, secured by a security interest in or a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claim holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the holder of such Claim.
     1.186 “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended.
     1.187 “Securities Settlement” means that certain stipulation and agreement of settlement of the securities-related MDL Actions, attached hereto as Exhibit 7.19(a).
     1.188 “Security” has the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

     1.189 “Senior Notes” means, collectively, the (a) 6.55% Notes due 2006, (b) 6.5% Notes due 2009, (c) 6.5% Notes due 2013, and (d) 7.125% Notes due 2029, all issued by Delphi under the Senior Notes Indenture.
     1.190 “Senior Notes Claim” means a Claim arising under or as a result of the Senior Notes.
     1.191 “Senior Notes Indenture” means that certain indenture for the debt securities between Delphi Corporation and the First National Bank of Chicago, as indenture trustee, dated as of April 28, 1999.
     1.192 “Senior Notes Indenture Trustee” means the indenture trustee under the Senior Notes Indenture.
     1.193 “Separation” means the transactions among GM and the Debtors and the Debtors’ Affiliates occurring in connection with the entry into the Master Separation Agreement between Delphi and GM on January 1, 1999 and the transfer by GM and certain of its Affiliates of assets, liabilities, manufacturing sites, and employees relating to the former Delphi business sector of GM to certain of the Debtors and their Affiliates.
     1.194 “SERP” means the prepetition supplemental executive retirement program between Delphi and certain employees.
     1.195 “SERP Claim” means a Claim of a SERP participant arising out of the SERP.
     1.196 “Servicer” has the meaning ascribed to it in Article 7.10 of this Plan.
     1.197 “Seven-Year Warrant Agreement” means that certain warrant agreement governing the Seven-Year Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(a), which will have customary terms, including customary antidultion provisions, for a security and transaction of this type, reasonably acceptable to the Equity Committee.
     1.198 “Seven-Year Warrants” means the freely transferable warrants to be authorized on the Effective Date, and issued no later than the Distribution Date, pursuant to the terms of the Seven-Year Warrant Agreement to purchase 6,908,758 shares of New Common Stock of Reorganized Delphi (which comprises 5% of the fully diluted New Common Stock) at a strike price of $71.93 per share.
     1.199 “Six-Month Warrant Agreement” means that certain warrant agreement governing the Six-Month Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(b), which will have customary terms, including customary antidultion provisions, for a security and transaction of this type, reasonably acceptable to the Equity Committee.
     1.200 “Six-Month Warrants” means the freely transferable warrants to be authorized on the Effective Date, and issued no later than the Distribution Date, pursuant to the terms of the Six-Month Warrant Agreement to purchase up to $1.0 billion of New Common Stock in Reorganized Delphi at a strike price of $65.00 per share.
     1.201 “Solicitation Procedures Order” means the order entered by the Bankruptcy Court on December 10, 2007 authorizing the procedures by which solicitation of votes on this Plan is to take place, among other matters.
     1.202 “Specialty Electronics Debtors” means, collectively, Specialty Electronics, Inc. and Specialty Electronics International Ltd., as substantively consolidated for Plan purposes.
     1.203 “Statutory Committees” means the Creditors’ Committee and the Equity Committee.
     1.204 “Subordinated Notes” means those notes issued pursuant to the Subordinated Notes Indenture.
     1.205 “Subordinated Notes Holder” means a holder of Subordinated Notes.
     1.206 “Subordinated Notes Indenture” means that certain indenture for the subordinated debt securities between Delphi Corporation and Bank One Trust Company, N.A., as trustee indenture, dated as of October 28, 2003.
     1.207 “Subordinated Notes Indenture Trustee” means the trustee under the Subordinated Notes Indenture.
     1.208 “Ten-Year Warrant Agreement” means that certain warrant agreement governing the Ten-Year Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(c), which will have customary terms, including customary antidultion provisions, for a security and transaction of this type, reasonably acceptable to the Equity Committee.
     1.209 “Ten-Year Warrants” means the freely transferable warrants to be authorized on the Effective Date, and issued no later than the Distribution Date, pursuant to the terms of the Ten-Year Warrant Agreement to purchase 2,819,901 shares of New Common Stock of Reorganized Delphi (which comprises 2% of the fully diluted New Common Stock) at a strike price of $59.61 per share.
     1.210 “TOPrS” means (a) those 8.25% Cumulative Trust Preferred Securities issued by Delphi Trust I and (b) those Adjustable Rate Trust Preferred Securities issued by Delphi Trust II.
     1.211 “TOPrS Claim” means a Claim of a Subordinated Notes Holder arising under or as a result of the Subordinated Notes.
     1.212 “Trade and Other Unsecured Claims” means all Cure Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, Section 510(b) ERISA Claims, and General Unsecured Claims, other than Senior Note Claims, TOPrS Claims, and any other Claim that, as listed as of August 3, 2007 in the claims register maintained by the Claims Agent, would have been classified in one of the foregoing Classes of Claims but has been or otherwise will be reclassified as an Administrative Claim, Priority Tax Claim, or Secured Claim for purposes of being treated under the Plan.
     1.213 “UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its applicable local unions, and other affiliated entities.
     1.214 “UAW 1113/1114 Settlement Approval Order” means the order entered by the Bankruptcy Court on July 19, 2007 approving the UAW-Delphi-GM Memorandum of Understanding.
     1.215 “UAW Benefit Guarantee” means the benefit guarantee agreement between GM and the UAW, dated September 30, 1999.
     1.216 “UAW Benefit Guarantee Term Sheet” means that term sheet, attached as Attachment B to the UAW-Delphi-GM Memorandum of Understanding, which sets forth the agreement of GM, Delphi, and the UAW regarding the freeze of the Delphi HRP, Delphi’s cessation of post-retirement health care benefits and employer-paid post-retirement life insurance benefits, and the terms of a consensual triggering and application of the UAW Benefit Guarantee.
     1.217 “UAW-Delphi-GM Memorandum of Understanding” means that certain memorandum of understanding, dated June 22, 2007, as approved by the Bankruptcy Court on July 19, 2007, among the UAW, Delphi, and GM, and all attachments and exhibits thereto and all UAW-Delphi collective bargaining agreements referenced therein as modified.
     1.218 “Unimpaired” means, with respect to a Claim, any Claim that is not Impaired.
     1.219 “Union Settlement Agreements” means, collectively, the IAM Memorandum of Understanding, IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IUE-CWA Benefit Guarantee Term Sheet, IUE-CWA-Delphi-GM Memorandum of Understanding, IUOE-IBEW-IAM OPEB Term Sheet, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, IUOE Local 832S Memorandum of Understanding, UAW Benefit Guarantee Term Sheet, UAW-Delphi-GM Memorandum of Understanding, USW Benefit Guarantee Term Sheet, and USW-Delphi-GM Memoranda of Understanding.
     1.220 “Unions” means the IAM, the IBEW, the IUOE, the IUE-CWA, the UAW, and the USW.
     1.221 “Unsubscribed Shares” shall have the meaning ascribed to such term in the Investment Agreement.
     1.222 “USW” means the United Steel Workers and its applicable local unions.
     1.223 “USW 1113/1114 Settlement Approval Order” means the order entered by the Bankruptcy Court on August 29, 2007 approving the USW-Delphi-GM Memoranda of Understanding.

     1.224 “USW Benefit Guarantee” means the benefit guarantee agreement between GM and the USW, dated December 13, 1999, and signed December 16 and 17, 1999.
     1.225 “USW Benefit Guarantee Term Sheet” means that certain term sheet attached as Attachment B to each of the USW-Delphi-GM Memoranda of Understanding.
     1.226 “USW-Delphi-GM Memoranda of Understanding” means, collectively, the USW-Home Avenue Memorandum of Understanding and the USW-Vandalia Memorandum of Understanding.
     1.227 “USW-Home Avenue Memorandum of Understanding” means that certain memorandum of understanding, dated August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, among the USW, Delphi, and GM, and all attachments and exhibits thereto.
     1.228 “USW-Vandalia Memorandum of Understanding” means that certain memorandum of understanding, dated August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, among the USW, Delphi, and GM, and all attachments and exhibits thereto.
     1.229 “Voting Deadline” means January 11, 2008, at 7:00 p.m. prevailing Eastern time.
C. Rules Of Interpretation
     For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.
     This Plan is the product of extensive discussions and negotiations between and among the Debtors, the Creditors’ Committee, the Equity Committee, GM, the Plan Investors, and certain other creditors and constituencies. Each of the foregoing was represented by counsel, who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.
D. Computation Of Time
     In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
E. References To Monetary Figures
     All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
F. Exhibits
     All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits may be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois 60606 (Att’n: John Wm. Butler, Jr.), or Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (Att’n: Kayalyn A. Marafioti), counsel to the Debtors, or by downloading such exhibits from the Debtors’ informational website at www.delphidocket.com. To the extent any Exhibit is inconsistent with the terms of this Plan and unless otherwise provided for in the Confirmation Order, the terms of the Exhibit shall control as to the transactions contemplated thereby and the terms of this Plan shall control as to any Plan provision that may be required under the Exhibit other than the provisions of Section 9 of the Investment Agreement, which provisions shall control in all respects.
ARTICLE II
ADMINISTRATIVE EXPENSES AND
PRIORITY TAX CLAIMS
     2.1 Administrative Claims. Subject to the provisions of Article X of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date when an Administrative Claim becomes an Allowed Administrative Claim or (b) the date when an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other less favorable treatment which the Debtors (or the Reorganized Debtors) and the holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that (x) holders of the DIP Facility Revolver Claim, DIP

Facility First Priority Term Claim, DIP Facility Second Priority Term Claim, and the Investment Agreement Claims shall be deemed to have Allowed Administrative Claims as of the Effective Date in such amount as the Debtors and such holders of such DIP Facility Revolver Claim, DIP Facility First Priority Term Claim, DIP Facility Second Priority Term Claim, and the Investment Agreement Claims shall have agreed upon in writing or as determined by the Bankruptcy Court, which Claims shall be paid in accordance with Article X of this Plan, and (y)  liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under contracts assumed during the Chapter 11 Cases prior to the Effective Date shall be deemed Allowed Administrative Claims and paid by the Debtors or the Reorganized Debtors in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided that (i) any cure payments associated with the assumed contracts shall be paid in accordance with Sections 2.1(a) or 2.1(b), except as otherwise provided in Article VIII, and (ii) the contracts shall not have been rejected pursuant to Section 8.1(a) of the Plan. Holders of Administrative Claims shall not be entitled to Postpetition Interest unless the documents governing such Administrative Claims explicitly so provide.
          2.2 Priority Tax Claims. Commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors), such holder of an Allowed Priority Tax Claim shall be entitled to receive, on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim, (i) equal Cash payments during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim, plus Postpetition Interest, plus simple interest at the rate required by applicable law on any outstanding balance from the Effective Date, or such lesser rate as is agreed to by a particular taxing authority, (ii) such other treatment as is agreed to by the holder of an Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided that such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors) than the treatment set forth in clause (i) hereof, or (iii) payment in full in Cash plus Postpetition Interest.
ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS
          3.1 The Debtors. There are a total of 42 Debtors. Certain of the Debtors shall be substantively consolidated for Plan voting and distribution purposes as described in Article 7.2. Each Debtor or group of consolidated Debtors has been assigned a number below for the purposes of classifying and treating Claims against and Interests in each Debtor or consolidated group of Debtors for balloting purposes. The Claims against and Interests in each Debtor or consolidated group of Debtors, in turn, have been assigned to separate lettered Classes with respect to each Debtor or consolidated group of Debtors, based on the type of Claim involved. Accordingly, the classification of any particular Claim or Interest in any of the Debtors or consolidated group of Debtors depends on the particular Debtor against which such Claim is asserted (or in which such Interest is held) and the type of Claim or Interest in question. The numbers applicable to the various Debtors or consolidated Debtor groups are as follows:

Number	Consolidated Debtor Group Or Debtor Name
1	Delphi-DAS Debtors
2	DASHI Debtors
3	Connection System Debtors
4	Specialty Electronics Debtors
5	Delco Electronics Overseas Corporation
6	Delphi Diesel Systems Corp.
7	Delphi Furukawa Wiring Systems LLC
8	Delphi Mechatronic Systems, Inc.
9	Delphi Medical Systems Corporation
10	Delphi Medical Systems Colorado Corporation
11	Delphi Medical Systems Texas Corporation
12	MobileAria, Inc.
          3.2 Classification Of Claims And Interests.
               (a) Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.
               (b) Claims against and Interests in each of the Debtors are divided into lettered Classes. Not all of the Classes apply to every Debtor, and consequently not all of the lettered Classes appear in the case of each Debtor. For purposes of voting, claims within the Class shall be counted for each applicable Debtor or group of consolidated Debtors. Whenever such a Class of Claims or Equity Interests is relevant to a particular Debtor, that class of Claims or Interests shall be grouped under the appropriate lettered Class from the following list:

Class A	Class A consists of all Secured Claims against the applicable Debtor or consolidated group of Debtors.
Class B	Class B consists of all Flow-Through Claims against the applicable Debtor or consolidated group of Debtors.
Class C	Class C consists of all General Unsecured Claims against the applicable Debtor or consolidated group of Debtors.
Class D	Class D consists of the GM Claim against the applicable Debtor or consolidated group of Debtors.
Class E	Class E consists of all Section 510(b) Note Claims against Delphi Corporation.
Class F	Class F consists of all Intercompany Claims against the applicable Debtor or consolidated group of Debtors.
Class G-1	Class G-1 consists of all Existing Common Stock of Delphi Corporation.

Class G-2	Class G-2 consists of all Section 510(b) Equity Claims against Delphi Corporation.
Class H	Class H consists of all Section 510(b) ERISA Claims against the applicable Debtors.
Class I	Class I consists of all Other Interests in Delphi Corporation.
Class J	Class J consists of all Interests in the Affiliate Debtors.
ARTICLE IV
IDENTIFICATION OF CLASSES OF CLAIMS
AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN
          4.1 Classes Of Claims That Are Unimpaired. The following Classes of Claims and Interests are Unimpaired by the Plan:

Class 1A through Class 12A	(Secured Claims)
Class 1B through Class 12B	(Flow-Through Claims)
Class 1J through Class 12J	(Interests in the Affiliate Debtors)
          4.2 Impaired Classes Of Claims And Interests. The following Classes of Claims and Interests are Impaired by the Plan:

Class 1C through Class 12C	(General Unsecured Claims)
Class 1D through Class 12D	(GM Claim)
Class 1E	(Section 510(b) Note Claims)
Class 1F through Class 12F	(Intercompany Claims)
Class 1G-1	(Existing Common Stock)
Class 1G-2	(Section 510(b) Equity Claims)
Class 1H, 8H	(Section 510(b) ERISA Claims)
Class 1I	(Other Interests)
ARTICLE V
PROVISIONS FOR TREATMENT
OF CLAIMS AND INTERESTS
          5.1 Class 1A through Class 12A (Secured Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, at the sole option of the Debtors or Reorganized Debtors, each Allowed Secured Claim shall be satisfied in full in Cash or Reinstated. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all valid, enforceable, and perfected prepetition liens on property of the Debtors held by or on behalf of holders of Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such holders of such Secured Claims and/or applicable law until, as to each such holder of an Allowed Secured Claim, such Secured Claim is satisfied. Notwithstanding the foregoing, any Claim arising as a result of a tax lien that would otherwise be a Secured Claim shall be paid in accordance with Article 2.2 of this Plan.

          5.2 Class 1B through Class 12B (Flow-Through Claims). The legal, equitable, and contractual rights of each holder of a Flow-Through Claim, if any, shall be unaltered by the Plan and shall be satisfied in the ordinary course of business at such time and in such manner as the applicable Reorganized Debtor is obligated to satisfy each Flow-Through Claim (subject to the preservation and flow-through of all Estate Causes of Action and defenses with respect thereto, which shall be fully preserved). The Debtors’ failure to object to a Flow-Through Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise object to the classification of such Claim in the Bankruptcy Court.
          5.3 Class 1C through Class 12C (General Unsecured Claims). Pursuant to clauses (a) and (b) below, holders of Allowed General Unsecured Claims shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, New Common Stock and Discount Rights equal to 100% of the Face Amount of such holders’ Allowed General Unsecured Claims, in the ratio described below (it being understood that holders of TOPrS Claims shall receive such consideration equal to 90% of such holders’ Allowed General Unsecured Claim, without Postpetition Interest).
               (a) Except as otherwise provided in and subject to Articles 7.15(b), 9.8, and 11.10 of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date when a General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date when a General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Claim, and after giving effect to Article 11.10 of this Plan, each holder of an Allowed General Unsecured Claim shall receive the number of shares of New Common Stock (at Plan Equity Value) equal to 78.4% of the Face Amount of such Claim; provided, however, that in each case fractional shares of New Common Stock shall not be distributed to holders of Allowed General Unsecured Claims, and all such fractional shares shall be rounded, and distributions shall be made, in accordance with Article 9.10 of this Plan. The Plan Equity Value is equal to the Debtors’ total enterprise value of $12.8 billion, less net debt and warrant value of approximately $4.8 billion, which results in a distributable equity value of $8.8 billion, or $59.61 per share of New Common Stock based on 134,345,642 shares issued and outstanding (assuming full conversion of the New Preferred Stock) as of the Effective Date (the “Plan Equity Value”); provided, however, the number of shares remains subject to immaterial modifications made by the Debtors based on the reconciliation of, among other things, Cure Claims and Disputed Claims.
               (b) In satisfaction of the remaining portion of each holders’ General Unsecured Claim (after accounting for the distributions to take place pursuant to clause (a)), on the commencement date of the Discount Rights Offering and pursuant to the Registration Statement and Article 7.15(a) of this Plan, each Discount Rights Offering Eligible Holder shall receive such holder’s Pro Rata share (based upon the Face Amount of General Unsecured Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b) ERISA Claims eligible to participate in the Discount Rights Offering pursuant to Article 7.15(a) of the Plan) of transferable Discount Rights. In addition, (i) pursuant to the Discount Rights Offering, each Exercising Creditor shall receive the opportunity to exercise its Pro Rata portion (with respect to all Exercising Creditors) of Discount Oversubscription Rights and (ii) each Non-exercising Creditor shall receive, on the first Periodic Distribution Date occurring after the later of (a) the date when such Non-exercising Creditor’s General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date when such Non-exercising Creditor’s General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors)

and the holder of such General Unsecured Claim, such holder’s Pro Rata portion (with respect to all Non-exercising Creditors) of the Oversubscription Cash.
          5.4 Class 1D through Class 12D (GM Claim). As provided in Article 7.20, this Plan constitutes a request to authorize and approve the Delphi-GM Master Restructuring Agreement (“RA”) and the Delphi-GM Global Settlement Agreement (“GSA”). For good and valuable consideration provided by GM under the Delphi-GM Definitive Documents, and in full settlement and satisfaction of the GM Claim, GM shall receive all consideration set forth in the Delphi-GM Definitive Documents (subject to the terms and conditions set forth in such documents), including, without limitation, (a) $1.073 billion in liquidation preference (as such amount may be reduced in accordance with the terms of Article 7.15(b) of the Plan) in junior preferred convertible stock with the terms set forth in the GSA; (b) $1.5 billion in a combination of at least $750 million in Cash and the GM Note(s); (c) retention of the GM Surviving Claims (as defined in the GSA) as provided for in section 4.03 of the GSA; (d) the effectuation of the IRC Section 414(l) Transfer as provided for in section 2.03 of the GSA; and (e) the releases as provided for in sections 4.01, 4.02, and 4.03 of the GSA.
          5.5 Class 1E (Section 510(b) Note Claims). In accordance with the terms of the Securities Settlement, the Securities Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) Note Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all Section 510(b) Note Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash, in the same proportion of the distribution of New Common Stock and Discount Rights made to the holders of General Unsecured Claims, as described in the Securities Settlement and as may be modified on a non-material basis by the order of the MDL Court in furtherance of the monetization of the distribution hereunder for distribution by the disbursing agent appointed by the MDL Court; provided, however, that if any Section 510(b) Opt Out Note Claim ultimately becomes an Allowed Section 510(b) Opt Out Note Claim, then the holder of such Allowed Section 510(b) Opt Out Note Claim shall receive a distribution of New Common Stock and Discount Rights solely from the Securities Settlement in the same proportion of New Common Stock and Discount Rights distributed to holders of General Unsecured Claims; provided further, however, that with respect to any distribution made to or reserved for a holder of an Allowed Section 510(b) Opt Out Note Claim, the Securities Settlement shall be reduced by the same amount of New Common Stock and Discount Rights that the holder of such Allowed Claim shall be entitled to receive.
          5.6 Class 1F through Class 13F (Intercompany Claims). Except as otherwise provided in Article 7.2 of this Plan, on the Effective Date, at the option of the Debtors or the Reorganized Debtors, the Intercompany Claims against any Debtor, including, but not limited to, any Intercompany Claims arising as a result of rejection of an Intercompany Executory Contract or Intercompany Unexpired Lease, shall not receive a distribution on the Effective Date and instead shall either be (a) Reinstated, in full or in part, and treated in the ordinary course of business, or (b) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan; provided, however, that any Intercompany Claims against any Debtor held by a non-Debtor Controlled Affiliate shall be Reinstated.

          5.7 Class 1G-1 (Existing Common Stock). Pursuant to clauses (a) and (b) below, and subject to Article 9.10, holders of Allowed Interests pertaining to Existing Common Stock shall receive (i) New Common Stock, (ii) Par Value Rights exercisable at the Plan Equity Value, (iii) Seven-Year Warrants exercisable at a 20.7% premium to the Plan Equity Value, (iv) Six-Month Warrants exercisable at a 9.0% premium to the Plan Equity Value, and (v) Ten-Year Warrants exercisable at Plan Equity Value.
               (a) On the Effective Date, the Existing Common Stock shall be cancelled. On the Distribution Date, or as soon thereafter as is reasonable and practical, each holder of an Allowed Interest pertaining to the Existing Common Stock shall receive in exchange for such Interest its Pro Rata distribution of (i) 461,552 shares of New Common Stock (with an aggregate Plan Equity Value of $27.5 million), (ii) Seven-Year Warrants, (iii) Six-Month Warrants, and (iv) Ten-Year Warrants.
               (b) On the commencement date of the Par Value Rights Offering and pursuant to the Registration Statement and Article 7.15(b) of this Plan, each holder of an Allowed Interest pertaining to the Existing Common Stock as of the Rights Offerings Record Date shall receive its Pro Rata portion of non-transferable Par Value Rights to purchase 21,680,996 shares of New Common Stock pursuant to the Par Value Rights Offering; provided, however, that Appaloosa and the other Plan Investors, if any, which have agreed to not participate in the Par Value Rights Offering shall not participate in the Par Value Rights Offering and Par Value Rights that would otherwise be distributed to Appaloosa and such other Plan Investors shall be instead distributed to the other holders of Existing Common Stock.
          5.8 Class 1G-2 (Section 510(b) Equity Claims). In accordance with the terms of the Securities Settlement, the Securities Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) Equity Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all Section 510(b) Equity Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash, in the same proportion of the distribution of New Common Stock and Discount Rights made to the holders of General Unsecured Claims, as described in the Securities Settlement and as may be modified on a non-material basis by the order of the MDL Court in furtherance of the monetization of the distribution hereunder for distribution by the disbursing agent appointed by the MDL Court; provided, however, that if any Section 510(b) Opt Out Equity Claim ultimately becomes an Allowed Section 510(b) Opt Out Equity Claim, then the holder of such Allowed Section 510(b) Opt Out Equity Claim shall receive a distribution of New Common Stock and Discount Rights solely from the Securities Settlement in the same proportion of New Common Stock and Discount Rights distributed to holders of General Unsecured Claims; provided further, however, that with respect to any distribution made to or reserved for a holder of an Allowed Section 510(b) Opt Out Equity Claim, the Securities Settlement shall be reduced by the same amount of New Common Stock and Discount Rights that the holder of such Allowed Claim shall be entitled to receive.
          5.9 Class 1H and Class 8H (Section 510(b) ERISA Claims). In accordance with the terms of the ERISA Settlement, the ERISA Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) ERISA Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all Section 510(b) ERISA Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash as described in the ERISA Settlement.

          5.10 Class 1I (Other Interests). On the Effective Date, all Other Interests shall be deemed cancelled and the holders of Other Interests shall not receive or retain any property on account of such Other Interests under this Plan.
          5.11 Class 1J through Class 12J (Interests In Affiliate Debtors). On the Effective Date, except as otherwise contemplated by the Restructuring Transactions, the holders of Interests in the Affiliate Debtors shall retain such Interests in the Affiliate Debtors under the Plan.
ARTICLE VI
ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS
          6.1 Impaired Classes Of Claims Entitled To Vote. Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan and Article 6.2 and Article 6.4 of this Plan, holders of Claims and Interests in each Impaired Class are entitled to vote in their respective classes as a class to accept or reject this Plan.
          6.2 Classes Deemed To Accept The Plan. Classes 1A through 12A, 1B through 12B, and 1J through 12J are Unimpaired under this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted this Plan, and the votes of holders of Claims and Interests in such Classes therefore shall not be solicited. Because all Debtors are proponents of this Plan, the votes of holders of such Claims in Class 1F through 12F (Intercompany Claims) shall not be solicited.
          6.3 Acceptance By Impaired Classes. Classes 1C through 12C, 1D through 12D, 1E, 1G-1, 1G-2, 1H, and 8H are Impaired under this Plan. Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. Pursuant to section 1126(d) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the Plan is accepted by at least two-thirds of the Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.
          6.4 Classes Deemed To Reject The Plan. Holders of Other Interests in Class 1I are not entitled to receive any distribution under the Plan on account of their Interests. Since none of the holders of Other Interests in Class 1I is entitled to receive a distribution under the Plan, pursuant to Section 1126(g) of the Bankruptcy Code, each holder of such Class is conclusively presumed to have rejected the Plan, and the votes of holders of Other Interests in Class 1I therefore shall not be solicited.
          6.5 Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code. Because Class 1I is deemed to reject the Plan, the Debtors shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

ARTICLE VII
MEANS FOR IMPLEMENTATION OF THE PLAN
          7.1 Continued Corporate Existence. Subject to the Restructuring Transactions contemplated by this Plan, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers of a corporation, limited liability company, or partnership, as the case may be, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended and restated by this Plan and the Certificate of Incorporation and Bylaws, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation, and ownership of such non-Debtor Affiliates is a material component of the Debtors’ businesses, and, as set forth in Article 11.1 of this Plan but subject to the Restructuring Transactions, all of the Debtors’ equity interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.
          7.2 Substantive Consolidation.
               (a) This Plan provides for the substantive consolidation of certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. For purposes of this Plan, the DAS Debtors shall be substantively consolidated; the DASHI Debtors shall be substantively consolidated; the Connection System Debtors shall be substantively consolidated; the Specialty Electronics Debtors shall be substantively consolidated; the remaining Debtors shall not be substantively consolidated. None of the substantively consolidated Debtor entities shall be consolidated with each other. Notwithstanding the foregoing, the Debtors reserve all rights with respect to the substantive consolidation of any and all of the Debtors.
               (b) With respect to the consolidated Debtor entities, on the Effective Date, and only as to the consolidated Debtor entities, (i) all assets and liabilities of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will, for voting and distribution purposes only, be treated as if they were merged, (ii) each Claim against the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will be deemed a single Claim against and a single obligation of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, (iii) all Intercompany Claims by, between, and among the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will, for voting and distribution purposes only, be eliminated, and (iv) any obligation of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, and all guaranties thereof by one or more of the other Delphi-DAS Debtors, DASHI Debtors, Connection Systems Debtors, and Specialty Electronics Debtors, respectively, will be deemed to be one obligation of all of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively. Except as set forth in this Article, such substantive consolidation shall not (other than for purposes related to this Plan) (w) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (x) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest shall not be affected by such substantive consolidation, (y) except as otherwise stated in this Article 7.2, affect Intercompany Claims of Debtors against Debtors, and (z) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan.
               (c) Unless the Bankruptcy Court has approved by a prior order the substantive consolidation of certain of the Debtors’ Estates, this Plan shall serve as, and shall be deemed to be, a request for entry of an order substantively consolidating certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. If no objection to substantive consolidation of certain of the Debtors’ Estates is timely filed and served by any holder of an impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Confirmation Order shall serve as the order approving the substantive consolidation of certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan, and any objections thereto shall be part of the Confirmation Hearing.
          7.3 Restructuring Transactions. On or following the Confirmation Date, the Debtors or Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions as set forth in the Restructuring Transaction Notice (the form of which is attached hereto as Exhibit 7.3), including, but not limited to, all of the transactions described in this Plan. Such actions may include without limitation: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, guaranty, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transactions. The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each merged Debtor under this Plan. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform the obligations of such liquidating Debtor. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

          7.4 Certificate Of Incorporation And Bylaws. The Certificate of Incorporation of Reorganized Delphi, attached hereto as Exhibit 7.4(a), and Bylaws of the Reorganized Delphi, attached hereto as Exhibit 7.4(b), shall be adopted and amended as may be required so that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Certificate of Incorporation of Reorganized Delphi shall, among other things, authorize a sufficient number of shares of New Common Stock and New Preferred Stock to satisfy the transactions contemplated by the Plan and otherwise comply with section 1123(a)(6) of the Bankruptcy Code. Each Affiliate Debtor will amend its certificate of incorporation, charter, bylaws, or applicable organizational document to otherwise comply with section 1123(a)(6).
          7.5 Directors Of Reorganized Delphi.
               (a) Search Committee. A Search Committee shall be appointed consisting of the lead director of Delphi, one representative of Appaloosa, one representative of the Creditors’ Committee, one representative of the co-lead Plan Investors other than UBS, Goldman Sachs, and Merrill (who shall be determined by Appaloosa), and one representative of the Equity Committee reasonably acceptable to the other members of the Search Committee. Each member of the Search Committee shall be entitled to require the Search Committee to interview any person to serve as a director unless such proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative, and the Creditors’ Committee representative. The entire Search Committee shall be entitled to participate in such interview and in a discussion of such potential director following such interview.
               (b) Constitution Of The Board Of Directors Of Reorganized Delphi. The board of directors of Reorganized Delphi shall consist of nine directors (which number shall not be expanded at all times that series A-1 of the New Preferred Stock has board rights), three of whom shall be Class III Directors (as defined below) and shall initially be nominated by Appaloosa and elected on the Effective Date by the holders of series A New Preferred Stock (and thereafter shall be elected directly by the holders of series A New Preferred Stock (the “Series A Directors”)), one of whom shall be a Class I Director (as defined below) and shall be the executive chairman, who will be selected in accordance with the terms of the Investment Agreement, one of whom shall be a Class I Director and shall be the chief executive officer of Reorganized Delphi, one of whom shall be a Class II Director (as defined below) and shall initially be selected by the Co-Lead Investors (as defined in Exhibit A to the Investment Agreement) representative on the Search Committee with the approval of either Delphi or the Creditors’ Committee (the “Joint Investor Director”), one of whom shall be a Class I Director and shall initially be selected by the Creditors’ Committee and two of whom shall be Class II Directors and shall initially be selected by the Creditors’ Committee (such directors selected by the Creditors’ Committee and the Joint Investor Director, the “Common Directors”). For the avoidance of doubt, all directors selected in accordance with this paragraph shall have been interviewed and/or discussed by the Search Committee. Each director so selected shall be appointed to the initial board of directors of Reorganized Delphi unless at least three members of the following four members of the Search Committee object to the appointment of such individual: the Appaloosa representative, the Delphi representative, the Creditors’ Committee representative, and the Equity Committee representative. Initially, the board shall be comprised of (a) six directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected the New Common Stock will be traded and (b) six directors who are independent from the Plan Investors; provided, however, that the requirements of this sentence may be waived by the unanimous consent of Delphi, Appaloosa, and the Creditors’ Committee. Additionally, the Joint Investor Director must be independent from the Plan Investors.
               (c) Classification Of Directors. Directors initially shall be placed as set forth above in three classes. Directors in the first class shall have an initial term expiring at the annual meeting of stockholders to be held in 2009 (each, a “Class I Director”), directors in the second class shall have an initial term expiring at the annual meeting of stockholders to be held in 2010 (each, a “Class II Director”), and directors in the final class shall have an initial term expiring at the annual meeting of stockholders to be held in 2011 (each, a “Class III Director”). After the expiration of each initial term of each class of directors, the directors shall thereafter each have a one year term elected annually.
          7.6 Officers Of The Reorganized Debtors. The existing senior officers of the Debtors in office on the Effective Date shall serve in their current capacities after the Effective Date (except for the Executive Chairman), subject to their employment contracts and subject to the authority of the boards of directors or similar governing bodies of the Reorganized Debtors.
          7.7 Directors And Officers Of Affiliate Debtors. The existing directors and officers of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date, provided, however, that Reorganized Delphi reserves the right to identify new officers and members of the boards of directors or similar governing bodies of each such Affiliate Debtor at any time thereafter.
          7.8 Employment, Retirement, Indemnification, And Other Agreements, And Incentive Compensation Programs. The Debtors shall enter into employment, retirement, indemnification, and other agreements with the Debtors’ respective active directors, officers, and employees who shall continue in such capacities (or similar capacities) after the Effective Date, all as more fully stated on Exhibit 7.8 attached hereto; provided, however, that to enter into or obtain the benefits of any employment, retirement, indemnification, or other agreement with the Debtors or Reorganized Debtors, an employee must contractually waive and release any claims arising from pre-existing employment, retirement, indemnification, or other agreements with any of the Debtors. The Management Compensation Plan, as more fully described on Exhibit 7.8, may include equity, bonus, and other incentive plans as components of compensation to be paid to executives after the Effective Date (including a long-term incentive plan that assumes 8% of the available shares of Reorganized Delphi’s fully diluted New Common Stock will be reserved for future annual grants to executives, including but not limited to the initial target grant of equity awards). The Cash and equity emergence awards issued on the Effective Date shall be on market terms as determined by the Debtors’ board of directors based on the advice of the independent outside advisor to the compensation committee of the Debtors’ board of directors, which determination must be reasonably acceptable, on an aggregate basis, to the Creditors’ Committee and Appaloosa.
          7.9 Procedures For Asserting SERP Claims. All persons holding or wishing to assert Claims solely on the basis of future pension or other post-employment benefits arising out of the SERP, and whose SERP Claims vest or vested prior to the Effective Date, must file with the Bankruptcy Court and serve upon the Debtors a separate, completed, and executed proof of claim (substantially conforming to Form. No. 10 of the Official Bankruptcy Forms) no later than 30 days after the Effective Date. All such Claims not filed within such time shall be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property. Any Claims arising out of the SERP after the Effective Date shall be disallowed in their entirety. On the Effective Date, the Debtors shall reject or otherwise terminate the SERP and shall implement a new supplemental executive retirement program with respect to current eligible employees (subject to the execution of a waiver of claims), all as more fully described on Exhibit 7.8.
          7.10 Cancellation Of Existing Securities And Agreements. On the Effective Date, except as otherwise specifically provided for herein or as otherwise required in connection with any Cure, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors as are Reinstated under this Plan, shall be cancelled; provided, however, that Interests in the Affiliate Debtors shall not be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities, and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors as are Reinstated under this Plan, as the case may be, shall be released and discharged; provided, however, that any agreement (including the Indentures) that governs the rights of a holder of a Claim and that is administered by an indenture trustee, agent, or servicer (each hereinafter referred to as a “Servicer”) shall continue in effect solely for purposes of (x) allowing such Servicer to make the distributions on account of such Claims under this Plan as provided in Article IX of this Plan and (y) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such indenture or other agreement; provided further, however, that the preceding proviso shall not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors shall not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses incurred on and after the Effective Date of the Plan except as expressly provided in Article 9.5 hereof; provided further, however, that nothing herein shall preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.
          7.11 Plan Investors’ Contribution. Pursuant and subject to the terms and conditions of the Investment Agreement, the Plan Investors shall pay to the Debtors Cash in the amount specified in the Investment Agreement, a copy of which is attached hereto as Exhibit 7.11, to be utilized by the Reorganized Debtors to make Cash distributions as required under the Plan and for general working capital purposes.
          7.12 Sources of Cash For Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the Exit Financing Arrangements, the Investment Agreement, the Rights Offerings, existing Cash balances, and the operations of the Debtors and the Reorganized Debtors.

          7.13 Establishment Of Cash Reserve. On the Effective Date, the Debtors shall fund the Cash Reserve in such amounts as determined by the Debtors to be necessary to make the required future payments to Administrative Claims, Priority Tax Claims, and as otherwise provided by this Plan.
          7.14 Post-Effective Date Financing. On the Effective Date, the Reorganized Debtors shall receive the proceeds of the Exit Financing Arrangements, in the aggregate amount necessary to implement the Plan and within the terms of the conditions previously approved by the Bankruptcy Court as described in the exit financing engagement letter and term sheet attached hereto as Exhibit 7.14, as such term sheet may be amended, modified, or supplemented, to repay the DIP Facility Revolver Claims, the DIP Facility First Priority Term Claims, and the DIP Facility Second Priority Term Claims, make other payments required to be made on the Effective Date, satisfy the conditions of the Investment Agreement and conduct their post-reorganization operations. The Reorganized Debtors may execute all documents and enter into all agreements as may be necessary and appropriate in connection with the Exit Financing Arrangements.
          7.15 Rights Offerings.
               (a) Discount Rights Offering
          (i) Eligibility For Participation In Discount Rights Offering. Pursuant to the Registration Statement, and under the terms of Article 5.3 of this Plan and the Investment Agreement, Delphi shall commence a Discount Rights Offering to generate gross proceeds of up to $1.575 billion. Discount Rights Offering Eligible Holders shall be offered Discount Rights to purchase up to 41,026,309 shares of New Common Stock, in exchange for a Cash payment equal to $38.39 per share of New Common Stock (a 35.6% discount to the Plan Equity Value). Discount Rights shall be distributed to the Discount Rights Offering Eligible Holders based on each Discount Rights Offering Eligible Holder’s Pro Rata allocation of the Discount Rights as set forth in Article 5.3(b). If a Claim of a Discount Rights Offering Eligible Holder is not Allowed or otherwise reconciled by the Debtors by the date of commencement of the Confirmation Hearing, such Claim shall be temporarily allowed, solely for purposes of participation in the Discount Rights Offering, in the amount so estimated by the Bankruptcy Court or agreed to by the holder of the claim and the Debtors. Discount Rights distributed pursuant to the Discount Rights Offering shall be freely transferable.
          (ii) Discount Oversubscription Rights. Under the terms of Article 5.3 of this Plan and consistent with the Investment Agreement, to the extent the Discount Rights Offering is not fully subscribed, Exercising Creditors shall be eligible to exercise, at their discretion, Discount Oversubscription Rights to purchase shares of New Common Stock not otherwise purchased through the Discount Rights Offering in exchange for a Cash payment equal to $38.64 per share of New Common Stock for each Discount Oversubscription Right exercised. To the extent the number of the Discount Oversubscription Rights subscribed for by Exercising Creditors is greater than the number of Discount Oversubscription Rights available, the Discount Oversubscription Rights shall be available to Exercising Creditors (based upon such creditors’ underlying claim) on a Pro Rata basis (with respect to all Exercising Creditors) up to the amount of Discount Oversubscription Rights each Exercising Creditor has elected to exercise, until all Oversubscription Rights have been allocated.
          (iii) Distribution Of New Common Stock. All New Common Stock issued in connection with the exercise of Discount Rights and Discount Oversubscription Rights pursuant to the Discount Rights Offering shall be issued on the Effective Date and shall be distributed to holders of Rights who have exercised the Rights on, or as soon as reasonably practicable after, the Distribution Date.
          (iv) Exercise Of Discount Rights By Lead Plaintiffs. Pursuant to the approval orders of the Bankruptcy Court and/or the MDL Court, as necessary and applicable, the Lead Plaintiffs in the Securities Settlement, in lieu of paying the cash exercise price for the Discount Rights at the time they are exercised, will have the right to exercise the Discount Rights by delivering to Delphi a notice during the pendency of the rights offering for the Discount Rights stating (i) that the Lead Plaintiffs elect to participate in the rights offering for the Discount Rights, (ii) the number of shares of New Common Stock that the Lead Plaintiffs are purchasing through the Discount Rights Offering, and (iii) that the Lead Plaintiffs elect to reimburse Delphi, subsequent to the Effective Date of the Securities Settlement (as defined in the Securities Settlement), the amount of the rights offering exercise price in connection with the number of shares of New Common Stock purchased through the Discount Rights Offering by the Lead Plaintiffs on behalf of the class (collectively, the “MDL Group”). In the event such notice is timely delivered, the Lead Plaintiffs shall cause to be released and/or transferred to Delphi, subsequent to the Effective Date of the Securities Settlement, both (i) the cash proceeds obtained from parties (other than Delphi) to the Securities Settlement (which proceeds have already been received and escrowed pursuant to the terms of the Securities Settlement) up to an amount equal to the amount needed to reimburse Delphi for the rights offering exercise price for the MDL Group in connection with the number of shares of New Common Stock purchased pursuant to the Discount Rights Offering and (ii) if the amount delivered pursuant to clause (i) above does not fully cover the rights offering exercise price for the MDL Group, the cash proceeds from the sale of New Common Stock that the Lead Plaintiffs on behalf of the class are to receive on account of Section 510(b) Note Claims and Section 510(b) Equity Claims pursuant to the terms of the Securities Settlement to cover such shortfall. Notwithstanding anything contained herein, no distribution of the New Common Stock underlying the Discount Rights or certificates therefor shall be made to the disbursing agent appointed by the MDL Court until Delphi has received the amount needed to reimburse Delphi for the rights offering exercise price of the New Common Stock purchased by the MDL Group in connection with the Discount Rights Offering.
               (b) Par Value Rights Offering.
          (i) New Common Stock Offered In Par Value Rights Offering. Through the Par Value Rights Offering, 21,680,996 shares of New Common Stock shall be made available for subscription to holders of Existing Common Stock. Of the 21,680,996 shares of New Common Stock made available through the Par Value Rights Offering, 7,421,644 shares of the New Common Stock shall consist of New Common Stock otherwise distributable to the following groups of holders of Claims in the following amounts (in each case at $59.61 per share): (a) 648,745 shares of New Common Stock otherwise distributable to Appaloosa, (b) all of the New Common Stock distributable to the UAW, IUE-CWA, and USW (the “Contributing Unions”) based on such unions’ Allowed Claims, and (c) an amount of New Common Stock otherwise distributable to holders of Claims in Classes 1C through 12C as a whole (excluding the otherwise distributable New Common Stock referred to in clauses (a) and (b)) which is equal to the difference between 7,421,644 shares of New Common Stock and the sum of the number of shares of New Common Stock referred to in clause (a) and (b) (the “Contributing Creditors”).
          (ii) Eligibility For Participation In Par Value Rights Offering. Pursuant to the Registration Statement, and under the terms of Article 5.7 of this Plan, Delphi shall commence a Par Value Rights Offering pursuant to which each holder of Existing Common Stock on the Rights Offering Record Date shall be offered the opportunity to purchase their Pro Rata portion of 21,680,996 shares of New Common Stock, in exchange for a Cash payment equal to $59.61 per share of New Common Stock; provided, however, that Appaloosa and the other Plan Investors, if any, which have agreed to not participate in the Par Value Rights Offering shall not participate in the Par Value Rights Offering and Par Value Rights that would otherwise be distributed to Appaloosa and such other Plan Investors shall be instead distributed to the other holders of Existing Common Stock.
          (iii) Use Of Par Value Rights Offering Proceeds. Proceeds, if any, generated by the Par Value Rights Offering shall be allocated in the following order:
               (1) First, up to $850 million, to satisfy the amount, if any, by which the Liquidity Amount (as defined in Exhibit F to the Delphi-GM Global Settlement Agreement) is less than $3.189 billion (after giving effect to any Excess Amount (as defined in Exhibit F to the Delphi-GM Global Settlement Agreement));
               (2) Second, up to $850 million less the amount, if any, allocated pursuant to clause (1) above, to satisfy the shortfall, if any, required to satisfy the condition set forth in the third sentence of section 9(a)(xxvii) of the Investment Agreement;
               (3) Third, to satisfy the Allowed Claims of the Contributing Unions, on a Pro Rata basis among the Contributing Unions, based upon the number of shares of New Common Stock contributed by each Contributing Union to the Par Value Rights Offering as described in Article 7.15(b)(i), provided, however, that the distribution of proceeds from the Par Value Rights Offering pursuant to this clause (3) shall decrease the number of shares of New Common Stock otherwise distributable to the Contributing Unions pursuant to Article 5.3 of this Plan on a Pro Rata basis based upon the number of shares of

New Common Stock contributed to the Par Value Rights Offering by the Contributing Unions as described in Article 7.15(b)(i);
               (4) Fourth, up to $850 million less the amounts, if any, allocated pursuant to clauses (1) and (2) above, to GM as a Cash distribution, so as to reduce the number of shares of New Preferred Stock, at the price of $59.61 per share, that would be distributed to GM pursuant to Article 5.4 of the Plan; and
               (5) Fifth, to Appaloosa and the Contributing Creditors, on a Pro Rata basis among Appaloosa and the Contributing Creditors, based upon the number of shares of New Common Stock contributed by Appaloosa and the Contributing Creditors to the Par Value Rights Offering as described in Article 7.15(b)(i); provided, however, that the distribution of proceeds from the Par Value Rights Offering pursuant to this clause (5) shall decrease the number of shares of New Common Stock otherwise distributable to Appaloosa and the Contributing Creditors pursuant to Article 5.3 of this Plan on a Pro Rata basis based upon the number of shares of New Common Stock contributed to the Par Value Rights Offering by Appaloosa and the Contributing Creditors as described in Article 7.15(b)(i).
          (iv) Distribution Of New Common Stock. All New Common Stock issued in connection with the exercise of Par Value Rights pursuant to the Par Value Rights Offerings shall be issued on the Effective Date and shall be distributed to holders of Rights who have exercised the Rights on, or as soon as reasonably practicable after, the Distribution Date.
          7.16 Issuance Of New Common Stock.
               (a) New Common Stock. On the Effective Date, Reorganized Delphi shall authorize shares of New Common Stock in an amount to be determined on or before the date of the Confirmation Hearing. A summary of selected terms of the New Common Stock is attached hereto as 7.16(a). On the Distribution Date, or as soon as reasonably practicable thereafter, Reorganized Delphi shall be deemed to have issued a total number of shares of New Common Stock necessary to satisfy obligations on account of Claims and Interests under the Plan and obligations under the Rights Offerings and Investment Agreement. The issuance of the New Common Stock shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The issuance and delivery of New Common Stock representing Direct Subscription Shares and Unsubscribed Shares shall be in accordance with the terms of the Investment Agreement and section 4(2) of the Securities Act.
               (b) Registration Rights. Without limiting the effect of section 1145 of the Bankruptcy Code, as of the Effective Date, the Reorganized Debtors shall enter into a Registration Rights Agreement, substantially in the form of Exhibit 7.16(b) attached hereto, with GM, the Plan Investors, and any Related Purchaser, Ultimate Purchaser (each as defined in the

Investment Agreement), affiliate of a Plan Investor who owns registrable securities, assignee, or transferee who executes a joinder agreement as contemplated by such Registration Rights Agreement. All Holders of General Unsecured Claims which receive a distribution of 10% or more of the New Common Stock of Reorganized Delphi (each, a “10% Holder”) shall be granted, in the aggregate, one demand registration right; provided, that (i) in no event shall Reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right shall not, in any way, conflict with the registration rights of GM or the Plan Investors, and (iii) 10% Holders shall not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.
               (c) Listing On Securities Exchange Quotation System. On the Effective Date, Delphi or Reorganized Delphi shall use its commercially reasonable efforts to list and maintain the listing of the New Common Stock on a major New York based exchange. Persons receiving distributions of more than 5% of New Common Stock, by accepting such distributions, shall have agreed to cooperate with Reorganized Delphi’s reasonable requests to assist Reorganized Delphi in its efforts to list the New Common Stock on a national securities exchange quotation system.
          7.17 Issuance Of New Preferred Stock.
               (a) Pursuant to the Investment Agreement, on the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the “Series A” and “Series B” New Preferred Stock in exchange for the contribution of the Plan Investors described in Article 7.11. A summary of selected terms of the “Series A” and “Series B” New Preferred Stock is attached hereto as Exhibit 7.17(a). The issuance and delivery of “Series A” and “Series B” New Preferred Stock shall be in accordance with the terms of the Investment Agreement and Section 4(2) of the Securities Act.
               (b) Pursuant to the terms of the Delphi-GM Global Settlement Agreement, on the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the “Series C” New Preferred Stock to GM. A summary of the terms of the Series C New Preferred Stock is attached as Exhibit G to the Delphi-GM Global Settlement Agreement. The issuance and delivery of the “Series C” New Preferred Stock shall be in accordance with the terms of the Delphi-GM Global Settlement Agreement and section 1145(a) of the Bankruptcy Code.
          7.18 New Warrants.
               (a) Seven-Year Warrants. On the Effective Date, Reorganized Delphi shall authorize, and no later than the Distribution Date, Reorganized Delphi shall issue and deliver the Seven-Year Warrants, pursuant to the terms of the Seven-Year Warrant Agreement attached hereto as Exhibit 7.18(a), for 6,908,758 shares of New Common Stock of Reorganized Delphi (which comprises 5% of the fully diluted New Common Stock) at a strike price of $71.93 per share (a 20.7% premium to the Plan Equity Value). The issuance of the Seven-Year Warrants and the New Common Stock underlying the Seven-Year Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Seven-Year Warrants shall be used by Reorganized Delphi for general corporate purposes.
               (b) Six-Month Warrants. On the Effective Date, Reorganized Delphi shall authorize, and no later than the Distribution Date, Reorganized Delphi shall issue and deliver the Six-Month Warrants, pursuant to the terms of the Six-Month Warrant Agreement attached hereto as Exhibit 7.18(b), to purchase up to $1 billion of shares New Common Stock of Reorganized Delphi at a strike price of $65.00 per share (a 9.0% premium to the Plan Equity Value). The issuance of the Six-Month Warrants and the New Common Stock underlying the Six-Month Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Six-Month Warrants shall be allocated in the following order: first, to redeem any shares of “Series C” New Preferred Stock distributed to GM, if any shares remain outstanding, at the preferred liquidation preference value as defined in Exhibit G to the Delphi-GM Global Settlement Agreement; second, to redeem the GM Note(s), at par including accrued and unpaid interest; third, to be used by Reorganized Delphi for general corporate purposes.
               (c) Ten-Year Warrants. On the Effective Date, Reorganized Delphi shall authorize, and no later than the Distribution Date, Reorganized Delphi shall issue and deliver the Ten-Year Warrants, pursuant to the terms of the Ten-Year Warrant Agreement attached hereto as Exhibit 7.18(c), for 2,819,901 shares of New Common Stock of Reorganized Delphi (which comprises 2% of the fully diluted New Common Stock) at a strike price of $59.61 per share. The issuance of the Ten-Year Warrants and the New Common Stock underlying the Ten-Year Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Ten-Year Warrants shall be used by Reorganized Delphi for general corporate purposes.
          7.19 MDL Settlements.
               (a) Securities Settlement. Upon the entry of orders by each of the Bankruptcy Court and the MDL Court, approving the Securities Settlement, a copy of which is attached hereto as Exhibit 7.19(a), Reorganized Delphi shall, in accordance with the Securities Settlement, distribute the New Common Stock and Discount Rights in accordance with Articles 5.5, 5.8, 7.15(a) and 7.16 of this Plan to the disbursing agent appointed by the MDL Court. Such distribution shall be made in accordance with such order entered by the MDL Court which modifies distributions under the Securities Settlement on a non-material basis in furtherance of the monetization of the distribution hereunder for distribution by the disbursing agent appointed by the MDL Court. Pursuant to the approval orders of the Bankruptcy Court and/or the MDL Court, as necessary and applicable, the Lead Plaintiffs in the Securities Settlement, in lieu of paying the cash exercise price for the Discount Rights at the time they are exercised, will have the right to exercise the Discount Rights by delivering to Delphi a notice during the pendency of the rights offering for the Discount Rights stating that (i) the Lead Plaintiffs elect to participate in the rights offering for the Discount Rights, (ii) the number of shares of New Common Stock that the Lead Plaintiffs are purchasing through the Discount Rights

Offering, and (iii) the Lead Plaintiffs elect to reimburse Delphi, subsequent to the Effective Date of the Securities Settlement (as defined in the Securities Settlement), the amount of the rights offering exercise price in connection with the number of shares of New Common Stock purchased through the Discount Rights Offering by the Lead Plaintiffs on behalf of the class as described more particularly in Article 7.15(a)(iv) of this Plan. Notwithstanding anything contained herein, no distribution of the New Common Stock underlying the Discount Rights or certificates therefor shall be made to the disbursing agent appointed by the MDL Court until Delphi has received the amount needed to reimburse Delphi for the rights offering exercise price for the MDL Group in connection with the Discount Rights Offering.
               (b) ERISA Settlement. Upon the entry of orders by each of the Bankruptcy Court and the MDL Court, approving the ERISA Settlement, a copy of which is attached hereto as Exhibit 7.19(b), Reorganized Delphi shall, in accordance with the ERISA Settlement, distribute the New Common Stock and Discount Rights in accordance with Articles 5.9, 7.15(a) and 7.16 of this Plan to the disbursing agent appointed by the MDL Court.
               (c) Insurance Settlement. In connection with the Securities Settlement and the ERISA Settlement, Delphi, certain defendants in the MDL Actions, and Delphi’s insurers entered into the Insurance Settlement, a copy of which is attached hereto as Exhibit 7.19(c).
          7.20 GM Settlement. This Plan constitutes a request to authorize and approve the (a) Delphi-GM Global Settlement Agreement, attached hereto as Exhibit 7.20(a), that shall resolve the GM Claim, and (b) the Delphi-GM Master Restructuring Agreement, attached hereto as Exhibit 7.20(b), that shall set forth the continuing obligations of GM and Delphi, which shall become effective on the Effective Date, subject to the terms contained therein. Each of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement are incorporated by reference into this Plan in their entirety. In that regard, the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement address issues specifically relating to the present and future relationship of Delphi, GM, and their Affiliates that are otherwise addressed in this Plan and as they are intended to relate to holders of other Claims and Interests. For example, sections 4.01, 4.02, and 4.03 of the Delphi-GM Global Settlement Agreement require that the Plan contain the releases provided for therein; section 7.05 of the Delphi-GM Global Settlement Agreement and section 7.10 of the Delphi-GM Master Restructuring Agreement contain terms and provisions relating to the retention by the Bankruptcy Court of jurisdiction to hear and determine certain disputes arising under such agreements after the Effective Date; and Article 5 of the Delphi-GM Master Restructuring Agreement contains terms and provisions relating to the assumption and rejection of contracts by and among the parties thereto. In the event there are any conflicts between the terms and provisions of the Plan or Confirmation Order (and as each may be amended) and the terms and provisions of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement, the terms of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement shall govern, which terms are deemed incorporated by reference into the Plan.

          7.21 Collective Bargaining Agreements.
               (a) UAW. Pursuant to this Plan and in accordance with the UAW 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(a), on the Effective Date, the UAW-Delphi-GM Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the UAW 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the UAW-Delphi-GM Memorandum of Understanding and Exhibit 2 to the UAW 1113/1114 Settlement Approval Order shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (b) IUE-CWA. Pursuant to this Plan and in accordance with the IUE-CWA 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(b), on the Effective Date, the IUE-CWA-Delphi-GM Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the IUE-CWA 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the IUE-CWA-Delphi-GM Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (c) USW. Pursuant to this Plan and in accordance with the USW 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(c), on the Effective Date, (i) the USW-Home Avenue Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the USW 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the USW-Home Avenue Memorandum of Understanding and (ii) the USW-Vandalia Memorandum of Understanding, a copy of which is attached hereto as Exhibit 2 to the USW 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the USW-Vandalia Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (d) IUOE. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(d), on the Effective Date, (i) the IUOE Local 832S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IUOE Local 832S Memorandum of Understanding, (ii) the IUOE Local 18S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 2 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IUOE Local 18S Memorandum of Understanding, and (iii) the IUOE Local 101S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 3 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IUOE Local 101S Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (e) IBEW. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order , a copy of which is attached hereto as

Exhibit 7.21(d), on the Effective Date, (i) the IBEW E&S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 4 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IBEW E&S Memorandum of Understanding and (ii) the IBEW Powertrain Memorandum of Understanding, a copy of which is attached hereto as Exhibit 5 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IBEW Powertrain Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (f) IAM. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(d), on the Effective Date, the IAM-Delphi Memorandum of Understanding, a copy of which is attached hereto as Exhibit 6 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IAM-Delphi Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
          7.22 Pension.
               (a) Hourly Pension Freeze. In accordance with applicable law and the Union Settlement Agreements, and except as otherwise set forth in the Union Settlement Agreements, the Reorganized Debtors shall amend, as of the first of the month following the Effective Date or as soon thereafter as practicable, the Delphi HRP so as to freeze benefit accruals for future credited service in the Delphi HRP.
               (b) Salaried Pension Freeze. In accordance with applicable law, the Reorganized Debtors shall amend, as of the first of the month following the Effective Date or as soon thereafter as practicable, the Delphi Retirement Program for Salaried Employees so as to freeze benefit accruals for future credited service in the Delphi Retirement Program for Salaried Employees.
               (c) IRC Section 414(l) Transfer. The Debtors shall transfer certain net underfunded pension obligations to the GM HRP pursuant to the IRC Section 414(l) Transfer promptly after the Effective Date. In conjunction with the IRC Section 414(l) Transfer, Reorganized Delphi shall deliver a note to GM as set forth in the Delphi-GM Definitive Documents. The note shall be paid within ten days of the transfer date (as defined in the Delphi-GM Global Settlement Agreement).
               (d) Pension Contribution Payment. No earlier than January 2, 2008, and no later than five days after the Effective Date, Reorganized Delphi shall contribute cash to the Pension Plans (as defined below) sufficient to meet ERISA minimum funding contributions not covered by the IRC Section 414(l) transfer, and upon such contribution, replacement liens, if any, granted to the PBGC on assets owned by any Debtor shall be discharged. During the period between the Effective Date and the date such replacement liens are discharged, such replacement liens shall be junior and subordinate to the liens securing the Exit Financing Arrangements.

               (e) PBGC. Pursuant to this Plan, and under the terms of the Union Settlement Agreements, as applicable, the following Debtors shall assume and continue the following plans, which shall be frozen on or before February 1, 2008: (i) Delphi Corporation: the Delphi Hourly Rate Employees Pension Plan and the Delphi Retirement Program for Salaried Employees; (ii) Delphi Mechatronic Systems, Inc.: the Delphi Mechatronic Systems Retirement Program; (iii) ASEC Manufacturing: the ASEC Manufacturing Retirement Program; and (iv) Packard-Hughes Interconnect Company: the Packard-Hughes Interconnect Bargaining Retirement Plan and the Packard-Hughes Interconnect Non-Bargaining Retirement Plan (collectively, the “ Pension Plans”). Nothing in this Plan shall be construed as discharging, releasing, or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from any liability for minimum funding under 26 U.S.C. § 412 and 29 U.S.C. § 1082 or liability under 29 U.S.C. § 1362 with respect to the Pension Plans or the PBGC. The PBGC and the Pension Plans shall not be enjoined or precluded from seeking to enforce such liability as a result of any provision of this Plan or the Confirmation Order.
          7.23 OPEB. Pursuant to this Plan, as of the Effective Date or as soon as practicable thereafter, and in accordance with the Union Settlement Agreements and applicable law and administrative requirements (the “Cessation Date”), Delphi shall cease to provide, offer, or have any liability for OPEB to its Union-represented hourly employees and retirees and their spouses, surviving spouses, dependents, or other beneficiaries. The cessation shall be administered on a “claims incurred” basis, and Delphi shall retain responsibility for all claims incurred but either unfiled or unpaid as of the Cessation Date. The cessation shall include elimination of the Special Benefit relating to Medicare Part B. With respect to UAW-represented employees or retirees, the cessation shall not include the cessation of OPEB provided to Delphi employees or retirees subject to the UAW-Delphi Supplemental Agreement dated April 29, 2004, as amended, except as provided in paragraph 18 of the UAW Benefit Guarantee Term Sheet.
          7.24 Preservation Of Causes Of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 544, 545, 547, 548, or 553 of the Bankruptcy Code or similar state laws shall not be retained by the Reorganized Debtors unless specifically listed on Exhibit 7.24 hereto.
          7.25 Reservation Of Rights. With respect to any avoidance causes of action under section 544, 545, 547, 548, or 553 of the Bankruptcy Code that the Debtors abandon in accordance with Article 7.24 of this Plan, the Debtors reserve all rights, including the right under section 502(d) of the Bankruptcy Code to use defensively the abandoned avoidance cause of action as a ground to object to all or any part of a claim against any Estate asserted by a creditor which remains in possession of, or otherwise obtains the benefit of, the avoidable transfer.

          7.26 Exclusivity Period. The Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.
          7.27 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.
          7.28 Effectuating Documents; Further Transactions. Each of the Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer, and General Counsel of the Debtors, or their respective designees, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.
          7.29 Consummation Of Divestiture Transactions. In the event that the Bankruptcy Court enters an order on or prior to the Effective Date authorizing a Debtor(s) to sell assets free and clear of liens, claims, and encumbrances, such Debtor(s) shall be permitted to close on the sale of such assets subsequent to the Effective Date free and clear of liens, claims, and encumbrances pursuant to sections 363 and 1123 of the Bankruptcy Code.
          7.30 Exemption From Certain Transfer Taxes And Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property, shall not be subject to any stamp taxes and any other similar tax or governmental assessment to the fullest extent contemplated by section 1146(c) of the Bankruptcy Code, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
          7.31 Trade And Other Unsecured Claims Threshold. Subject to the waiver described in Article 12.3 of this Plan with respect to Article 12.2(i) of this Plan, in the event that the Debtors fail to satisfy the condition set forth in Section 9(a)(xxii) of the Investment Agreement and ADAH waives such condition, to the extent the Debtors issue any shares of New Common Stock pursuant to the Plan (after giving effect to any Cash or other consideration provided to holders of Trade and Other Unsecured Claims under this Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.475 billion, then the Debtors shall (i) issue to the Plan Investors additional Direct Subscription Shares and (ii) adjust the conversion price of the New Series A Preferred Shares and the New Series B Preferred Shares each in accordance with the terms of Section 9(a)(xxii) of the Investment Agreement.

ARTICLE VIII
UNEXPIRED LEASES AND EXECUTORY CONTRACTS
     8.1 Assumed And Rejected Contracts And Leases.
          (a) Executory Contracts And Unexpired Leases. All executory contracts and unexpired leases as to which any of the Debtors is a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contracts or unexpired leases (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) shall be the subject of a motion to reject pending on or before the Effective Date, (iii) shall have expired or terminated on or prior to December 31, 2007 (and not otherwise extended) pursuant to their own terms, (iv) are listed on the schedule of rejected executory contracts or unexpired leases attached hereto as Exhibit 8.1(a), or (v) are otherwise rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to this Article 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease. Notwithstanding the foregoing or anything else in this Article VIII, (i) all executory contracts or unexpired leases between GM and any of the Debtors shall receive the treatment described in the Delphi-GM Definitive Documents, (ii) all agreements, and exhibits or attachments thereto, between the Unions and Delphi shall receive the treatment described in Article 7.21 of this Plan and the Union Settlement Agreements, and (iii) all executory contracts memorializing Ordinary Course Customer Obligations shall receive the treatment described in Article 5.2 of this Plan.
          (b) Real Property Agreements. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan. In the event that the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming any unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.
          (c) Exhibits Not Admissions. Neither the exclusion nor the inclusion by the Debtors of a contract or lease on Exhibit 8.1(a) nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The

Debtors reserve the right, subject to notice, to amend, modify, supplement, or otherwise change Exhibit 8.1(a) on or before the Confirmation Date.
     8.2 Payments Related To Assumption Of Executory Contracts And Unexpired Leases.
          (a) Material Supply Agreements. Any monetary amounts by which each Material Supply Agreement to be assumed pursuant to this Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code by Cure, and shall be paid to the non-Debtor counterparty to the Material Supply Agreement. To the extent that Cure has not already been agreed to between the Debtor party to the agreement and the non-Debtor party, the Debtors or Reorganized Debtors shall provide each party whose Material Supply Agreement is being assumed or assumed and assigned pursuant to the Plan, in accordance with the Cure procedures established under the Solicitation Procedures Order, with a notice that shall provide: (i) the contract or lease being assumed or assumed and assigned; (ii) the name of the proposed assignee, if any; (iii) the proposed cure amount (the “Cure Amount Claim”), if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumptions; (iv) an election for the payment terms of the Cure Amount Claim; and (v) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Claim Amount (the “Cure Amount Notice”). The Cure Amount Notice shall be in substantially the form approved by the Court under the Solicitation Procedures Order and shall be served on each non-Debtor party or parties to a Material Supply Agreement. If the non-Debtor party does not timely respond to the Cure Amount Notice, the Cure Amount Claim shall be paid in New Common Stock and Discount Rights in the same proportion as that received by holders of Allowed General Unsecured Claims on or as soon as reasonably practicable after the Effective Date. If the non-Debtor party responds to the Cure Amount Notice in accordance with the procedures set forth in the Solicitation Procedures Order and the non-Debtor party asserts a dispute regarding (x) the nature or amount of any Cure, (y) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (z) any other matter pertaining to assumptions, the Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five days after entry of a final order establishing a Cure amount in excess of that provided by the Debtors. The Creditors’ Committee shall be provided access to information regarding the Debtors’ proposed Cure Claim payments above a threshold amount to be reasonably agreed upon by the Creditors’ Committee and the Debtors, after which the Creditors’ Committee may object to a proposed Cure Claim payment; provided, however, that any unresolved objection shall be determined by the Bankruptcy Court after notice and hearing.
          (b) Other Executory Contracts And Other Unexpired Leases. The provisions (if any) of each Other Executory Contract or Other Unexpired Lease to be assumed under this Plan which are or may be in default shall be satisfied solely by Cure. Any party to an Other Executory Contract or Other Unexpired Lease who wishes to assert that Cure shall be required as a condition to assumption shall file and serve a proposed Cure Claim so as to be received by the Debtors or Reorganized Debtors, as applicable, and their counsel at the address set forth in Article 14.8 hereof within 45 days after entry of the Confirmation Order (the “Cure Claim Submission Deadline”), after which the Debtors or Reorganized Debtors, as the case may be, shall have 45 days to file any objections thereto. Should a party to an Other Executory Contract or Other Unexpired Lease not file a proposed Cure Claim by the Cure Claim Submission Deadline in accordance with the procedures set forth herein, then any default then existing shall be deemed cured as of the day following the Cure Claim Submission Deadline and such party shall forever be barred from asserting against the Debtors or the Reorganized Debtors, as applicable, a claim that arose on or prior to the Confirmation Date. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the matter shall be set for hearing in the Bankruptcy Court on the next available hearing date, or such other date as may be agreed upon, and Cure, if any, shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five days after entry of a Final Order establishing a Cure amount in excess of that asserted by the Debtors. If the cure amount was filed and served in accordance with the procedures set forth herein and is not disputed, the Debtors or Reorganized Debtors, as the case may be, shall pay the Cure Claim, if any, to the claimant within 20 days after service of the Cure Claim. Disputed Cure amounts that are resolved by agreement or Final Order shall be paid by the Debtors within 20 days of such agreement or Final Order.
          (c) Intercompany Executory Contracts And Intercompany Unexpired Leases. Any Claim outstanding at the time of assumption of an Intercompany Executory Contract or an Intercompany Unexpired Lease shall be Reinstated and shall be satisfied in a manner to be agreed upon by the relevant Debtors and/or non-Debtor Affiliates.
          (d) Assignment Pursuant To Restructuring Transaction. To the extent the Debtor which is party to an executory contract or unexpired lease is to be merged or liquidated as part of a Restructuring Transaction, the non-Debtor parties to such executory contract or unexpired lease shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such executory contract or unexpired lease to the Reorganized Debtor that is the surviving entity after such Restructuring Transaction.
     8.3 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or such entities’ properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors and the Creditors’ Committee within 30 days after the later of (a) entry of the Confirmation Order or (b) notice that the executory contract or unexpired lease has been rejected, unless otherwise ordered by the Bankruptcy Court.
     8.4 Assumption and Assignment of Divestiture-Related Executory Contracts and Unexpired Leases. In the event that the Bankruptcy Court enters an order on or prior to the Effective Date authorizing a Debtor(s) to assume and assign certain executory contracts or unexpired leases in connection with a divestiture transaction, but a Debtor(s) does not assume and assign such contracts and leases prior to the Effective Date: (a) notwithstanding anything to the contrary in the applicable sale order, such assumption shall be consummated pursuant to Article VIII of this Plan and service of notice and any cure payments owed to a non-Debtor counterparty under such contracts and leases shall be made pursuant to Article 8.2 of the Plan and (b) a Debtor(s) shall be permitted to assign such assumed executory contracts and unexpired leases subsequent to the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code and the applicable sale order.
ARTICLE IX
PROVISIONS GOVERNING DISTRIBUTIONS
     9.1 Time Of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.
     9.2 No Interest On Disputed Claims. Unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.
     9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to any holder of a Claim or Interest whose Claim or Interest is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, as applicable, who shall deliver such distributions to the holders of Claims or Interests in accordance with the provisions of this Plan and the terms of any governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.
     9.4 Surrender Of Securities Or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a “Certificate”) shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Article 9.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

     9.5 Services Of Indenture Trustees, Agents, And Servicers. The services, with respect to implementation of the distributions contemplated by this Plan, of Servicers under the relevant agreements that govern the rights of holders of Claims and Interests shall be as set forth elsewhere in this Plan. The Reorganized Debtors shall reimburse any Servicer (including the Indenture Trustees) for reasonable and necessary services performed by it (including reasonable attorneys’ fees and documented out-of-pocket expenses) in connection with the making of distributions under this Plan to holders of Allowed Claims or Interests, without the need for the filing of an application with, or approval by, the Bankruptcy Court. To the extent that there are any disputes that the reviewing parties are unable to resolve with the Servicers, the reviewing parties shall report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of the Servicers’ (and their attorneys’) fees and expenses. Any such unresolved disputes may be submitted to the Bankruptcy Court for resolution.
     9.6 Claims Administration Responsibility.
          (a) Reorganized Debtors. The Reorganized Debtors shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against, and Interests in, the Debtors and making distributions (if any) with respect to all Claims and Interests, except as otherwise described in this Article IX.
          (b) Joint Claims Oversight Committee. On the Effective Date, there shall be formed a Joint Claims Oversight Committee. The Joint Claims Oversight Committee shall monitor the general unsecured claims reconciliation and settlement process conducted by the Reorganized Debtors, provide guidance to the Reorganized Debtors, and address the Bankruptcy Court if the Joint Claims Oversight Committee disagrees with the Reorganized Debtors’ determinations requiring claims resolution. The composition of the Joint Claims Oversight Committee shall be reasonably satisfactory to Appaloosa, but in any case, shall include at least one representative appointed by Appaloosa and one representative appointed by the Creditors’ Committee. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Joint Claims Oversight Committee. The Joint Claims Oversight Committee may employ, without further order of the Bankruptcy Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Chapter 11 Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Joint Claims Oversight Committee and its members, including reasonable professional fees, in the ordinary course without further order of the Bankruptcy Court.
          (c) Filing Of Objections. Unless otherwise extended by the Bankruptcy Court, any objections to Claims and/or Interests shall be served and filed on or before the Claims/Interests Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the holder of the Claim or Interest if the Debtors or Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (ii) to the extent counsel for a holder of a Claim or Interest is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified on the proof of claim or any attachment thereto (or at the last known addresses of such holders of Claims if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), or (iii) by first class mail, postage prepaid, on any counsel that has appeared on behalf of the holder of the Claim or Interest in the Chapter 11 Cases and has not withdrawn such appearance.
          (d) Determination Of Claims Or Interests. Any Claim or Interest determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed, or amended and as to which determination (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim or an Allowed Interest in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Article 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.
          (e) Claims Bar Date. Any Claim (whether a newly filed Claim or an amendment to a previously filed Claim) filed after the later of (i) the Effective Date, (ii) with respect to Claims for rejection damages, the bar date established pursuant to Article 8.3 of this Plan for the filing of such claims, or (iii) with respect to Claims that are Administrative Claims, the bar date established pursuant to Article 10.5 of this Plan, shall not be recognized, or recorded on the claims register, by the Claims Agent and shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors unless such untimely filing is expressly authorized by an order of the Bankruptcy Court. Nothing herein shall in any way alter, impair, or abridge the legal effect of the Bar Date Order, and the Debtors’, Reorganized Debtors’, and other parties in interest’s rights to object to such Claims on the grounds that they are time barred or otherwise subject to disallowance or modification.
     9.7 Delivery Of Distributions.
          (a) Allowed Claims. Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such holders of Claims (or at the last known addresses of such holders of Claims if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a holder of a Claim whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer.
          (b) Allowed Interests. For the purpose of making distributions (other than the Rights) to holders of Allowed Interests pertaining to Existing Common Stock, the transfer ledger in respect of the Existing Common Stock in Delphi shall be closed as of the close of business on the Effective Date, and the Disbursing Agent and its respective agents shall be entitled to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger maintained by the stock transfer agent for the Existing Common Stock in Delphi as of the close of business on the Effective Date.
          (c) Undeliverable Distributions. If any distribution to a holder of a Claim or Interest is returned as undeliverable, no further distributions to such holder of such Claim or Interest shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of the then-current address of such holder of the Claim or Interest, at which time all missed distributions shall be made to such holder of the Claim or Interest without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. The Debtors shall make reasonable efforts to locate holders of undeliverable distributions. All claims for undeliverable distributions must be made on or before the later to occur of (i) the first anniversary of the Effective Date or (ii) six months after such holder’s Claim or Interest becomes an Allowed Claim or Allowed Interest, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding federal or state escheat laws to the contrary.
     9.8 Procedures For Treating And Resolving Disputed And Contingent Claims.
          (a) No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest. All objections to Claims or Interests must be filed on or before the Claims Objection Deadline.
          (b) Distribution Reserve. The Debtors shall establish one or more Distribution Reserves of New Common Stock, New Warrants, Oversubscription Cash, and Cash raised by the Par Value Rights Offering for the purpose of effectuating distributions to holders of Disputed Claims or Disputed Interests pending the allowance or disallowance of such claims or interests in accordance with this Plan.
               (i) Distribution Reserve Related To New Common Stock And New Warrants Distributed Pursuant To The Plan. The Debtors or the Disbursing Agent shall establish a reserve to hold the New Common Stock and New Warrants that would otherwise be distributed to holders of Disputed Claims or Disputed Interests based on the amounts of such Claims or Interests estimated by the Bankruptcy Court or agreed to by the holder of such Claim or Interest and the Debtors.
               (ii) Distribution Reserve For Oversubscription Cash. The Debtors or Disbursing Agent shall establish a Distribution Reserve for the Oversubscription Cash. The Distribution Reserve shall be equal to the Pro Rata portion of the Oversubscription Cash to which Non-exercising Creditors would be entitled under this Plan as of the Effective Date, as if the Disputed Claims of such Non-exercising Creditors were Allowed Claims in their (a) Face Amount or (b) estimated amounts as approved by the Bankruptcy Court or agreed to by the holder of such Claim and the Debtors. Payments and distributions from the Distribution Reserve for Oversubscription Cash shall be made as appropriate to (i) any Non-exercising Creditor holding a Disputed Claim that has become an Allowed Claim, as soon as reasonably practicable after the date such Disputed Claim becomes an Allowed Claim, and (ii) any Non-exercising Creditors holding Allowed Claims if any Disputed Claim is disallowed in whole or in part.
               (iii) Estimation Of Claims For Distribution Reserves. To the extent that any Claims remain Disputed Claims as of the Effective Date, the Debtors or Reorganized Debtors shall seek an order from the Bankruptcy Court establishing the amounts to be withheld as part of the Distribution Reserves. Without limiting the foregoing, the Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Disputed Claim, including any such Claim arising from the Debtors’ or Reorganized Debtors’ rejection of an executory contract, pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Disputed Claim at any time during litigation concerning any objection to any Disputed Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may, as determined by the Bankruptcy Court, constitute either (a) the Allowed amount of such Disputed Claim, (b) a maximum limitation on such Disputed Claim, or (c) in the event such Disputed Claim is estimated in connection with the estimation of other Claims within the same Class, a maximum limitation on the aggregate amount of Allowed Claims on account of such Disputed Claims so estimated; provided, however, that if the estimate constitutes the maximum limitation on a Disputed Claim, or on more than one such Claim within a Class of Claims, as applicable, the Debtors may elect to pursue supplemental proceedings to object to any ultimate allowance of any such Disputed Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.
          (c) No Recourse To Debtors Or Reorganized Debtors. Any Disputed Claim or Disputed Interest that ultimately becomes an Allowed Claim or Allowed Interest, as the case may be, shall be entitled to receive its applicable distribution under the Plan solely from the Distribution Reserve established on account of such Disputed Claim or Disputed Interest. In no event shall any holder of a Disputed Claim or Disputed Interest have any recourse with respect to distributions made, or to be made, under the Plan to holders of such Claims or Interests to any Debtor or Reorganized Debtor on account of such Disputed Claim or Disputed Interest, regardless of whether such Disputed Claim or Disputed Interest shall ultimately become an Allowed Claim or Allowed Interest, as the case may be, or regardless of whether sufficient Cash, New Common Stock, New Warrants, or other property remains available for distribution in the Distribution Reserve established on account of such Disputed Claim or Disputed Interest at the time such Claim or Interest becomes entitled to receive a distribution under the Plan.

          (d) Distributions After Allowance. Payments and distributions from the Distribution Reserve to each respective holder of a Claim or Interest on account of a Disputed Claim or Disputed Interest, to the extent that it ultimately becomes an Allowed Claim or an Allowed Interest, shall be made in accordance with provisions of this Plan that govern distributions to such holder of a Claim or Interest. On the first Periodic Distribution Date following the date when a Disputed Claim or Disputed Interest becomes undisputed, noncontingent, and liquidated, the Disbursing Agent shall distribute to the holder of such Allowed Claim or Allowed Interest any Cash, New Common Stock, New Warrants, or other property, from the Distribution Reserve that would have been distributed on the dates when distributions were previously made had such Allowed Claim or Allowed Interest been an Allowed Claim or Allowed Interest on such dates. After a Final Order of the Bankruptcy Court has been entered, or other final resolution has been reached with respect to all Disputed Claims and Disputed Interests, (i) any remaining New Common Stock in the Distribution Reserve shall revert to the Reorganized Debtors and be held as treasury stock, (ii) any Oversubscription Cash remaining in the Distribution Reserve shall be distributed to Non-exercising Creditors on a Pro Rata basis based on the Allowed Claims of Non-exercising Creditors, and (iii) any property held in a distribution reserve established solely on account of Class 1G-1 shall not revert to the Debtors and shall be distributed to holders of Allowed Class 1G-1 Interests in accordance with Article 5.6 of this Plan. Subject to Article 9.2 of this Plan, all distributions made under this Article of this Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates when distributions were previously made to holders of Allowed Claims included in the applicable class. The Disbursing Agent shall be deemed to have voted any New Common Stock held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Common Stock held by such Servicers in the same proportion as shares previously disbursed by such Servicers.
          (e) De Minimis Distributions. Neither the Disbursing Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim or Allowed Interest from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000; provided that the Debtors shall make a distribution on a Periodic Distribution Date of less than $250,000 if the Debtors expect that such Periodic Distribution Date shall be the final Periodic Distribution Date or (ii) the amount to be distributed to the specific holder of the Allowed Claim or Allowed Interest on the particular Periodic Distribution Date does not both (x) constitute a final distribution to such holder and (y) has a value less than $50.00.
     9.9 Section 510(b) Opt Out Claims. No Section 510(b) Opt Out Claim shall be an Allowed Claim unless and until such Claims has been allowed by Final Order of the Bankruptcy Court. Any Section 510(b) Opt Out Claim that ultimately becomes an Allowed Claim shall be entitled to receive its applicable distribution that would have otherwise been distributed under the Plan solely from the applicable portion of the Securities Settlement. In no event shall any holder of a Section 510(b) Opt Out Claim have any recourse with respect to distributions made, or to be made, under the Securities Settlement to holders of such Claims or Interests to any Debtor or Reorganized Debtor on account of such Section 510(b) Opt Out Claim, regardless of whether such Claim shall ultimately become an Allowed Claim or regardless of whether sufficient Cash or New Common Stock remains available for distribution at the time such Claim is Allowed.
     9.10 Fractional Securities.
          (a) Payments of fractions of shares of New Common Stock to holders of General Unsecured Claims shall not be made. Fractional shares of New Common Stock that would otherwise be distributed under the Plan shall be rounded to the nearest whole number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number of shares and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number of shares.
          (b) In lieu of a distribution of fractional shares of New Common Stock and New Warrants to holders of Existing Common Stock, such fractional shares of New Common Stock and New Warrants shall be aggregated and sold, and the Cash generated by such sale shall be distributed Pro Rata to holders of Existing Common Stock; provided, however, that a holder of Existing Common Stock may elect to receive a distribution of a fractional warrant in lieu of cash; provided further; that a fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so as to permit the exercise for one whole share as more fully described in the agreements governing the New Warrants.
ARTICLE X
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
     10.1 DIP Facility Claims
          (a) DIP Facility Revolver Claim. On the Effective Date, the DIP Facility Revolver Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court, at least five Business Days prior to the Effective Date, and all obligations of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date.
          (b) DIP Facility First Priority Term Claim. On the Effective Date, the principal amount of the DIP Facility First Priority Term Claim shall be allowed in an amount agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court, at least five Business Days prior to the Effective Date, and all obligations of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit, or by procuring back-up letters of credit, in each case, in accordance with the DIP Credit Agreement or as otherwise agreed to by the DIP Agent.

          (c) DIP Facility Second Priority Term Claim. On the Effective Date, the principal amount of the DIP Facility Second Priority Term Claim shall be allowed in an amount agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court, at least five Business Days prior to the Effective Date, and all obligations of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date.
          (d) Cancellation Of Liens. Upon compliance with the foregoing clauses (a), (b), and (c), all liens and security interests granted to secure the DIP Facility Revolver Claim, the DIP Facility First Priority Term Claim, and the DIP Facility Second Priority Term Claim shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders of the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly-filed liens and/or security interests.
     10.2 Investment Agreement Claims. The Investment Agreement Claims shall be allowed and paid pursuant to the terms of the Investment Agreement and the Investment Agreement Order and nothing contained herein shall in any way modify the parties’ rights and obligations thereunder.
     10.3 Professional Claims.
          (a) Final Fee Applications. All final requests for payment of Professional Claims and requests for reimbursement of expenses of members of the Statutory Committees must be filed no later than the last day of the second full month after the Effective Date or May 31, 2008, whichever is later. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and expenses shall be determined by the Bankruptcy Court.
          (b) Payment Of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and members of the Statutory Committees for all outstanding amounts payable relating to prior periods through the Confirmation Date. To receive payment on the Effective Date for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Confirmation Date and shall deliver such estimate to the Debtors, counsel for the Statutory Committees, and the United States Trustee for the Southern District of New York. Within 45 days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount shall be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

          (c) Holdback Amount. On the Effective Date, the Debtors or the Reorganized Debtors shall fund the Holdback Escrow Account with Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.
          (d) Post-Confirmation Date Retention. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors shall employ and pay Professionals in the ordinary course of business.
     10.4 Substantial Contribution Compensation And Expenses Bar Date. Any Person (including the Indenture Trustees) who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code shall file an application with the clerk of the Bankruptcy Court on or before the 45th day after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors, the Statutory Committees, the Plan Investors, the United States Trustee for the Southern District of New York, and such other parties as may be decided by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.
     10.5 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Article 10.1, Article 10.2, Article 10.3, or Article 10.4 of this Plan) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit 10.5, with the Claims Agent and served on counsel for the Debtors and the Statutory Committees no later than 45 days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Article 10.5 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim within 60 days after the Administrative Claims Bar Date (unless such objection period is extended by the Bankruptcy Court), such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable in the ordinary course of business.
ARTICLE XI
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
     11.1 Revesting Of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors which owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights, and Interests of creditors and equity security holders. As of and following the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.
     11.2 Discharge Of The Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.
     11.3 Compromises And Settlements In accordance with Article 9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against, or Interests in, the Debtors and (b) Causes of Action that the Debtors have against other Persons up to and including the Effective Date. After the Effective Date, any such right shall pass to the Reorganized Debtors as contemplated in Article 11.1 of this Plan, without the need for further approval of the Bankruptcy Court, provided, however, that Bankruptcy Court approval shall be required after the Effective Date if the Joint Claims Oversight Committee objects to a proposed settlement based on criteria established by the board of directors of Reorganized Delphi.

     11.4 Release By Debtors Of Certain Parties. Pursuant to section 1123(b)(3) of the Bankruptcy Code, but subject to Article 11.13 of this Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to any such Claims, Interests, restructuring, or the Chapter 11 Cases. The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by the releases and discharges set forth above. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release (i) any of the Debtors or GM from their obligations under the Delphi-GM Definitive Documents or the transactions contemplated thereby, (ii) any of the Debtors, the Unions, or GM from their obligations under the Union Settlement Agreements or the transactions contemplated thereby, or (iii) any of the Debtors or the Plan Investors or their affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.
     11.5 Release By Holders Of Claims And Interests. On the Effective Date, (a) each Person who votes to accept this Plan and (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity (other than a Debtor), which has held, holds, or may hold a Claim against or Interest in the Debtors, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and Cash, New Common Stock, New Warrants, and other contracts, instruments, releases, agreements, or documents to be delivered in connection with this Plan (each, a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any claim or Cause of Action existing as of the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the subject matter of, or the transaction or event giving rise to, the claim of such Release Obligor, the business or contractual arrangements between any Debtor and Release Obligor or any Released Party, the restructuring of the claim prior to the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to such subject matter, transaction, obligation, restructuring, or the Chapter 11 Cases, including, but not limited to, any claim relating to, or arising out of the Debtors’ Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation, or consummation of this Plan, the Disclosure Statement, the Plan Exhibits, the Union Settlement Agreements, any employee benefit plan, instrument, release, or other agreement or document created, modified, amended or entered into in connection with either this Plan or any other agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 cases; provided, however, that (A) this Article 11.5 is subject to and limited by Article 11.13 of this Plan and (B) this Article 11.5 shall not release any Released Party from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city, or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city, or municipality, (iii) any criminal laws of the United States or any domestic state, city, or municipality, (iv) the Exchange Act, the Securities Act, or other securities laws of the United States or any domestic state, city, or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. Notwithstanding the foregoing, all releases given by GM to (i) the Debtors and the Debtors’ Affiliates shall be as set forth in the Delphi-GM Global Settlement Agreement and (ii) the Unions shall be as set forth in the Union Settlement Agreements.
     11.6 Release By Unions. The releases provided for in (i) Section K.3 of the UAW-Delphi-GM Memorandum of Understanding, (ii) Section H.3 of the IUE-CWA-Delphi-GM Memorandum of Understanding, (iii) Section G.3 of the USW Memoranda of Understanding, (iv) Section F.3 of the IUOE Local 18S Memorandum of Understanding and IUOE Local 832S Memorandum of Understanding and Section E.3 of the IUOE Local 101S Memorandum of Understanding, (v) Section F.3 of the IBEW E&S Memorandum of Understanding and the IBEW Powertrain Memorandum of Understanding, and (vi) Section F.3 of the IAM Memorandum of Understanding are incorporated by reference herein in their entirety.
     11.7 Release Of GM By Debtors And Third Parties. On the Effective Date, GM shall receive all releases provided for in Article IV of the Delphi-GM Global Settlement Agreement, which provisions are incorporated by reference herein in their entirety.
     11.8 Release And Exculpation Of Plan Investors. In consideration of the contributions to the Debtors’ reorganization made by the Plan Investors, and pursuant to 9(a)(iv) of the Investment Agreement, on the Effective Date (a) each Plan Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees, and advisors shall be released by the Debtors and each entity (other than a Debtor), which has held, holds, or may hold a Claim against or Interest in the Debtors from liability for participation in the transactions contemplated by the that certain Equity Purchase and Commitment Agreement, dated as of January 18, 2007 (the “Original Agreement”), the Investment Agreement, the preferred term sheet exhibit to the Investment Agreement, the Plan Framework Support Agreement, dated as of January 18, 2007 (the “Original PSA”), and the Plan,and any other investment in the Debtors discussed with the Debtors, whether prior to or after the execution of the foregoing, to the fullest extent permitted under applicable law, (b) each Plan Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees, and advisors shall not have or incur any liability to any party with respect to all of the foregoing actions set forth in subclause (a) and shall be additionally exculpated to the same extent as the Debtors’ directors, officers, employees, attorneys, advisors, and agents are otherwise exculpated under the Plan pursuant to Article 11.11, and (c) each Plan Investor (in its capacity as an investor), its Affiliates, shareholders, partners, Debtors’ directors, officers, employees, and advisors shall be released to the same extent the Company’s directors, officers, employees, attorneys, advisors, and agents are otherwise released under the Plan pursuant to Article 11.4 and Article 11.5; provided, that such releases and exculpations shall not prohibit or impede the Debtors’ ability to assert defenses or counterclaims in connection with or relating to the Original Agreement or the Original PSA.

     11.9 Setoffs. Subject to Article 11.13 of this Plan, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder of such Claim.
     11.10 Subordination Rights.
          (a) All Claims against the Debtors and all rights and claims between or among holders of Claims relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date; provided, that the subordination rights of the holders of Senior Debt (as such term is defined in the Subordinated Notes Indenture) shall be deemed satisfied through the distributions described in Article 5.3, and that as a result of the satisfaction of the subordination provisions of the Subordinated Notes Indenture, the holders of TOPrS Claims shall receive a distribution equal to 90% of the principal and accrued prepetition interest of the TOPrS. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.
          (b) Except as otherwise provided in the Plan (including any Plan Exhibits) or the Confirmation Order, the right of any of the Debtors or Reorganized Debtors to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan (including Plan Exhibits) or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to this Article 11.10(b) unless the Claims senior to such subordinated Claims are satisfied in full.
     11.11 Exculpation And Limitation Of Liability. Subject to Article 11.13 of this Plan, the Debtors, the Reorganized Debtors, the Statutory Committees, the members of the Statutory Committees in their capacities as such, the UAW, the IUE-CWA, the USW, the IAM, the IBEW, the IUOE, the DIP Agent, the DIP Lenders in their capacities as such, GM, the Indenture Trustees in their capacities as such, and any of such parties’ respective current or former members, officers, directors, committee members, affiliates, employees, advisors, attorneys, representatives, accountants, financial advisors, consultants, investment bankers, or agents, and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to any party, or any of its agents, employees, representatives, current or former members, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation or consummation of this Plan, the Disclosure Statement, the Plan Exhibits, the Union Settlement Agreements, any employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either this Plan or any agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 Cases, except for their willful misconduct and gross negligence and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Other than as provided for in this Article and in Article 11.13, no party or its agents, employees, representatives, current or former members, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation or consummation of this Plan, the Disclosure Statement, the Union Settlement Agreements, any employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either this Plan or any agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 Cases. For the avoidance of doubt, the exculpatory provisions of this Article, which apply to postpetition conduct, are not intended, nor shall they be construed, to bar any governmental unit from pursuing any police or regulatory action. Moreover, nothing in this Plan shall be deemed to release (i) any of the Debtors or GM from their obligations under the Delphi-GM Definitive Documents or the transactions contemplated thereby, (ii) any of the Debtors, the Unions, or GM from their obligations under the Union Settlement Agreements or the transactions contemplated thereby, (iii) any of the Debtors or the Plan Investors or their affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby, or (iv) any of the Debtors from their obligations under this Plan or the transactions contemplated thereby.
     11.12 Indemnification Obligations. Subject to Article 11.13 of this Plan, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases); (b) the Debtors or the Reorganized Debtors, as the case may be, shall maintain directors’ and officers’ insurance providing coverage for those Indemnitees currently covered by such policies for the remaining term of such policy and shall maintain tail coverage under policies in existence as of the Effective Date for a period of six years after the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the “Insurance Coverage”) and hereby further indemnify such Indemnitees without Continuing Indemnification Rights solely to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy in an aggregate amount not to exceed $10 million; (c) the insurers who issue the

Insurance Coverage shall be authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, shall indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy. Notwithstanding subclause (a) above, pursuant to the Stipulation and Agreement of Insurance Settlement (the “Insurance Stipulation,” a copy of which is attached as Exhibit 7.19(c)) the Delphi Officers’ and Directors’ (as defined in the Insurance Stipulation) indemnification claims related to the MDL Actions and related government investigations and proceedings have been estimated at $0 for all purposes in these cases, and the Delphi Officers and Directors have released all such indemnification claims against Delphi, subject to the Delphi Officers’ and Directors’ right to assert an indemnification claim against Delphi for legal fees and expenses incurred in the defense of unsuccessful claims asserted as a defense or set-off by Delphi against the Delphi Officers and Directors related to the MDL Actions or related government investigations and proceedings, all as more particularly set forth in the Insurance Stipulation.
     11.13 Exclusions And Limitations On Exculpation, Indemnification, And Releases. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, any exculpation, indemnification, or release provision, shall modify, release, or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person who is a co-obligor or joint tortfeasor of a Released Party or who is otherwise liable under theories of vicarious or other derivative liability.
     11.14 Injunction. Subject to Article 11.13 of this Plan, the satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim, Interest, or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.
ARTICLE XII
CONDITIONS PRECEDENT
     12.1 Conditions To Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 12.3 of this Plan:
          (a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to this Plan in form and substance acceptable to the Debtors.
          (b) The Confirmation Order shall be in form and substance acceptable to the Debtors, and the Plan Investors shall be reasonably satisfied with the terms of the Confirmation Order to the extent that such terms would have a material impact on the Plan Investors’ proposed investment in the Reorganized Debtors.

     12.2 Conditions To The Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 12.3 of this Plan:
          (a) The Reorganized Debtors shall have entered into the Exit Financing Arrangements and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.
          (b) The Bankruptcy Court shall have approved the settlement between the Debtors and GM as documented in the Delphi-GM Definitive Documents, the Delphi-GM Definitive Documents shall have become effective in accordance with their terms, and GM shall have received the consideration from Delphi pursuant to the terms of the Delphi-GM Global Settlement Agreement.
          (c) The Bankruptcy Court shall have entered one or more orders, which may include the Confirmation Order, authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article 8.1 of this Plan.
          (d) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.
          (e) Each Exhibit, document, or agreement to be executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors.
          (f) The Bankruptcy Court shall have entered one or more orders, which may be the Confirmation Order, approving the MDL Settlements.
          (g) The MDL Court shall have entered one or more orders approving the MDL Settlements.
          (h) All conditions to the effectiveness of the Investment Agreement shall have been satisfied or waived in accordance with the terms of the Investment Agreement.
          (i) The aggregate amount of all Trade and Other Unsecured Claims that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.45 billion, excluding all applicable accrued Postpetition Interest thereon.

          (j) All conditions to effectiveness in the Delphi-GM Definitive Documents shall have been satisfied or waived in accordance with the terms of the Delphi-GM Definitive Documents.
     12.3 Waiver Of Conditions To Confirmation Or Consummation. The conditions set forth in Articles 12.1(a), 12.2(c), and 12.2(e) of this Plan may be waived, in whole or in part, by the Debtors without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing; provided, however that in connection with the satisfaction or waiver of the condition set forth in Article 12.2(e) of this Plan, no material modification of the Investment Agreement, the Delphi-GM Definitive Documents, and the exhibits to each such agreements (except exhibits B and C to the Investment Agreement) that have a material adverse effect on the recoveries of unsecured creditors or existing equity holders may be made without the consent of the Creditors’ Committee or the Equity Committee, as the case may be, and the respective non-Debtor counterparty to the agreement. The condition set forth in Article 12.2(d) may be waived by the Debtors, provided that if any of Appaloosa, GM, or the Statutory Committees objects to such waiver, the waiver shall not become effective unless the Bankruptcy Court determines the effectiveness of such waiver (provided that such parties shall have waived their right to object to such waiver if the objection is not received within two Business Days from the time of the receipt of the written notice from the Debtors of such waiver of Article 12.2(d)); provided, however, that any such waiver shall not be deemed to waive or otherwise modify the rights of the parties under the Investment Agreement or the Delphi-GM Definitive Documents. Article 12.2(i) of this Plan may be waived jointly by the Debtors and Appaloosa (as lead Plan Investor), provided, however that no waiver of Article 12.2(i) of this Plan shall be effective unless notice is first given to the Creditors’ Committee; provided further, however, that such waiver shall be effective upon the earlier of (i) the Creditors’ Committee’s consent and (ii) 12:00 noon New York time on the third Business Day after the notice is given to the Creditors’ Committee unless the Creditors’ Committee has provided written notice pursuant to Article 14.8 of this Plan that the Creditors’ Committee has voted affirmatively to object to the effectiveness of the waiver solely on the basis that the recoveries of unsecured creditors would be materially adversely affected if the waiver were implemented (and in such case the waiver shall not become effective unless the Bankruptcy Court thereafter determines that the effectiveness of the waiver would not materially adversely affect unsecured creditors’ recoveries). No other condition set forth in Articles 12.1 and 12.2 of this Plan may be waived. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
ARTICLE XIII
RETENTION OF JURISDICTION
     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:
          (a) to hear and determine motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;
          (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court prior to the Effective

Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;
          (c) to adjudicate any and all disputes arising from or relating to the distribution or retention of the Rights, New Common Stock, or other consideration under this Plan;
          (d) to ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished as provided herein;
          (e) to hear and determine any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;
          (f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, and/or vacated;
          (g) to issue orders in aid of execution, implementation, or consummation of this Plan;
          (h) to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          (i) to hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;
          (j) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;
          (k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan; provided that retention of jurisdiction as to disputes involving GM shall be as set forth in Article XIII (u);
          (l) to hear and determine all suits or adversary proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

          (m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          (n) to resolve any matters relating to the pre- and post-confirmation sales of the Debtors’ assets;
          (o) to hear any other matter not inconsistent with the Bankruptcy Code;
          (p) to hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
          (q) to enter a final decree closing the Chapter 11 Cases;
          (r) to enforce all orders previously entered by the Bankruptcy Court;
          (s) to hear and determine all matters relating to any Section 510(b) Note Claim, Section 510(b) Equity Claim, or Section 510(b) ERISA Claim and the implementation of the MDL Settlement for Plan distribution purposes;
          (t) to hear and determine all matters arising in connection with the interpretation, implementation, or enforcement of the Investment Agreement; and
          (u) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Delphi-GM Definitive Documents, except as provided in such documents.
Notwithstanding anything contained herein to the contrary, the Bankruptcy Court shall retain exclusive jurisdiction to adjudicate and to hear and determine disputes concerning Retained Actions and any motions to compromise or settle such disputes or Retained Actions. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors choose to pursue any Retained Actions in another court of competent jurisdiction, the Reorganized Debtors shall have authority to bring such action in any other court of competent jurisdiction.

ARTICLE XIV
MISCELLANEOUS PROVISIONS
     14.1 Binding Effect. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former holders of Claims, all current and former holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.
     14.2 Payment Of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed.
     14.3 Modification And Amendments. The Debtors may alter, amend, or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. The Debtors may alter, amend, or modify any Exhibits to this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of this Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, any Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.
     14.4 Rights Of Plan Investors. Notwithstanding anything herein to the contrary or an affirmative vote to accept the Plan submitted by any Plan Investor, nothing contained in the Plan shall alter, amend, or modify the rights of the Plan Investors under the Investment Agreement unless such alteration, amendment, or modification has been agreed to in writing by each Plan Investor.
     14.5 Withholding And Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.
     14.6 Committees. Effective on the Effective Date, the Statutory Committees shall dissolve automatically, whereupon their members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, provided that obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases shall remain in full force and effect according to their terms, and the Statutory Committees may make applications for Professional Claims and members of the Statutory Committees may make requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases. The Professionals retained by the Statutory Committees and the respective members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with challenges to any order confirming the Plan or any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date and for the other duties and responsibilities of the Statutory Committees set forth in this Section and other services as may be requested by the Debtors, and the Reorganized Debtors shall pay the fees and expenses in respect of such services in the ordinary course of business without further order of the Bankruptcy Court. This Section shall apply for all purposes and to all Debtors and their respective Estates under the Plan.
     14.7 Revocation, Withdrawal, Or Non-Consummation.
          (a) Right to revoke or withdraw. Each of the Debtors reserves the right to revoke or withdraw this Plan with respect to such Debtor at any time prior to the Effective Date.
          (b) Effect of withdrawal, revocation, or non-consummation. If any of the Debtors revokes or withdraws this Plan as to such Debtor prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan with respect to such Debtor or Debtors (including the fixing or limiting to an amount certain any Claim or Class of Claims with respect to such Debtor or Debtors, the effect of substantive consolidation for purposes under this Plan, or the allocation of the distributions to be made hereunder), the assumption or rejection of executory contracts or leases effected by this Plan with respect to such Debtor or Debtors, and any document or agreement executed pursuant to this Plan with respect to such Debtor or Debtors shall be null and void as to such Debtor or Debtors. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors or any other Person, to prejudice in any manner the rights of any such Debtor or Debtors, the holder of a Claim or Interest, or any Person in any further proceedings involving such Debtor or Debtors or to constitute an admission of any sort by the Debtors or any other Person.
     14.8 Notices. Any notice required or permitted to be provided to the Debtors, Creditors’ Committee, Equity Committee, Plan Investors, or GM shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:
If to the Debtors:
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Att’n:  David M. Sherbin
            General Counsel
with a copy to:
Skadden, Arps, Slate, Meagher &
  Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606

Att’n:  John Wm. Butler, Jr.
            George N. Panagakis
            Ron E. Meisler
– and –
Skadden, Arps, Slate, Meagher &
  Flom LLP
Four Times Square
New York, New York 10036
Att’n:	Kayalyn A. Marafioti
Thomas J. Matz
If to the Creditors’ Committee:
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022-4834
Att’n:	Robert J. Rosenberg
Mitchell A. Seider
Mark A. Broude
If to the Equity Committee:
Fried, Frank, Harris, Shriver& Jacobson LLP
One New York Plaza
New York, New York 10004
Att’n:	Brad E. Scheler
Vivek Melwani
Bonnie K. Steingart
If to the Plan Investors:
A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.
26 Main Street
Chatham, New Jersey 07928
Att’n:	James E. Bolin
with a copy to:
White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard
Suite 4900
Miami, Florida 33131-2352
Att’n:	Thomas E. Lauria
Michael C. Shepherd

– and –
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Att’n:  Gerard H. Uzzi
            Glenn M. Kurtz
            Douglas P. Baumstein
If to GM:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Att’n:  Jeffrey L. Tanenbaum
            Michael P. Kessler
            Robert J. Lemons
     14.9 Term Of Injunctions Or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.
     14.10 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation of the applicable Debtor.
     14.11 No Waiver Or Estoppel. Upon the Effective Date, each holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, the Equity Committee and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

     14.12 Conflicts. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of this Plan shall govern.
Dated:     December 10, 2007
                Troy, Michigan

DELPHI CORPORATION AND THE AFFILIATE DEBTORS
By:	/s/ John D. Sheehan
John D. Sheehan
Vice President, Chief Restructuring Officer